Execution Version

_______________________________________________________________

LOAN AGREEMENT

Dated as of August 17, 2012

Between

KBS REIT PROPERTIES, LLC

And

KBS ACQUISITION SUB-OWNER 5, LLC

And

KBS ACQUISITION SUB-OWNER 6, LLC

And

KBS ACQUISITION SUB-OWNER 7, LLC

And

KBS ACQUISITION SUB-OWNER 8, LLC

individually and collectively, as Borrower

And

GRAMERCY INVESTMENT TRUST

And

GARRISON COMMERCIAL FUNDING XI LLC

individually and collectively, as Lender

And

GRAMERCY LOAN SERVICES LLC

as agent for the Lenders

_________________________________________________________________

TABLE OF CONTENTS

1.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION			1
	1.1	Specific Definitions		1
	1.2	Principles of Construction		11

2.	GENERAL LOAN TERMS			11
	2.1	The Loan		11
	2.2	Interest; Monthly Payments		12
		2.2.1	Generally	12
		2.2.2	Default Rate	12
		2.2.3	Taxes	12
	2.3	Loan Repayment		12
		2.3.1	Repayment	12
		2.3.2	Mandatory Prepayments	12
		2.3.3	Optional Prepayments	13
	2.4	Release of Collateral		13
	2.5	Payments and Computations		14
		2.5.1	Making of Payments	14
		2.5.2	Computations	14
		2.5.3	Late Payment Charge	14
		2.5.4	Lender Payments	14
	2.6	Extended Term		14
	2.7	Loan Fee

3.	CASH COLLATERAL AND RESERVES			14
	3.1	Reserves		14
	3.2	Grant of Security Interest; Application of Funds		15
	3.3	Cash Flow Allocation		16

4.	REPRESENTATIONS AND WARRANTIES			16
	4.1	Organization; Special Purpose		16
	4.2	Proceedings; Enforceability		16
	4.3	No Conflicts		17
	4.4	Litigation		17
	4.5	Agreements		17
	4.6	Title		17
	4.7	No Bankruptcy Filing		17
	4.8	Full and Accurate Disclosure		18
	4.9	Tax Filings		18
	4.10	No Plan Assets		18
	4.11	Compliance		18
	4.12	Intentionally omitted		18
	4.13	Federal Reserve Regulations; Investment Company Act		19
	4.14	Intentionally omitted		19
	4.15	Physical Condition		19
	4.16	Intentionally omitted		19
	4.17	Fraudulent Transfer		19
	4.18	Ownership of Borrower and Owner		19
	4.19	Intentionally omitted		19

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	4.20	Management Agreement		20
	4.21	Hazardous Substances		20
	4.22	Name; Principal Place of Business		20
	4.23	Other Debt		20
	4.24	Pledged Collateral		20
	4.25	Senior Loan		21
	4.26	Current Amounts		21
	4.27	Affiliate Transactions		21

5.	COVENANTS			22
	5.1	Existence		22
	5.2	Taxes and Other Charges		22
	5.3	Access to Property		23
	5.4	Repairs; Maintenance and Compliance; Alterations		23
	5.5	Performance of Other Agreements		23
	5.6	Cooperate in Legal Proceedings		23
	5.7	Further Assurances		23
	5.8	Environmental Matters		23
		5.8.1	Hazardous Substances	23
		5.8.2	Environmental Monitoring	24
		5.8.3	O&M Program	25
	5.9	Title to the Pledged Collateral		25
	5.10	Leases		25
		5.10.1	Generally	25
		5.10.2	New Leases	26
		5.10.3	Additional Covenants with respect to Leases	26
	5.11	Estoppel Statement		26
	5.12	[Intentionally omitted.]		26
	5.13	Special Purpose Bankruptcy Remote Entity		27
	5.14	Recourse Liability		27
	5.15	Change in Business or Operation of Property		27
	5.16	Debt Cancellation		27
	5.17	Affiliate Transactions		27
	5.18	Zoning		27
	5.19	No Joint Assessment		28
	5.20	Principal Place of Business		28
	5.21	Change of Name, Identity or Structure		28
	5.22	Indebtedness		28
	5.23	Licenses		28
	5.24	Compliance with Restrictive Covenants, Etc.		28
	5.25	ERISA		28
	5.26	Prohibited Transfers		29
	5.27	Liens		30
	5.28	Dissolution		30
	5.29	Intentionally Deleted.		30
	5.30	Expenses		30
	5.31	Indemnity		31
	5.32	Patriot Act Compliance		31
	5.33	BBD1 Collateral Swap		32
	5.34	Subordination of Fees		33
	5.35	Repurchase Facilities		33

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	5.36	Sale of Unencumbered Portfolio		34

6.	NOTICES AND REPORTING			34
	6.1	Notices		34
	6.2	Borrower Notices and Deliveries		35
	6.3	Financial Reporting		35
		6.3.1	Bookkeeping	35
		6.3.2	Senior Loan	35
		6.3.3	Annual Reports	36
		6.3.4	Monthly/Quarterly Reports	36
		6.3.5	Other Reports	36
		6.3.6	[Intentionally deleted]	37
		6.3.7	Inspection	37

7.	INSURANCE; CASUALTY; AND CONDEMNATION			38
	7.1	Insurance		38
		7.1.1	Coverage	38
		7.1.2	Policies	40
	7.2	Casualty		41
		7.2.1	Notice; Restoration	41
		7.2.2	Settlement of Proceeds	41
	7.3	Condemnation		41
		7.3.1	Notice; Restoration	41
		7.3.2	Collection of Award	42
	7.4	Application of Proceeds or Award		42
	7.5	Senior Loan		42

8.	DEFAULTS			42
	8.1	Events of Default		42
	8.2	Remedies		44
		8.2.1	Acceleration	44
		8.2.2	Remedies Cumulative	45
		8.2.3	Severance	45
		8.2.4	Delay	45
		8.2.5	Lender's Right to Perform	45

9.	SENIOR LOANS			46
	9.1	Compliance with Senior Loan Documents		46
	9.2	Senior Loan Defaults		46
	9.3	Senior Loan Estoppels		47
	9.4	No Amendments to Senior Loan Documents		47
	9.5	Acquisition of the Senior Loan		47
	9.6	Deed in Lieu of Foreclosure		48
	9.7	Refinancing or Prepayment of the Senior Loan		48
	9.8	Intercreditor Agreement		49

10.	SPECIAL PROVISIONS			49
	10.1	Sale of Notes and Secondary Market Transaction		49
		10.1.1	General; Borrower Cooperation	49
		10.1.2	Use of Information	50
		10.1.3	Borrower's Obligations Regarding Disclosure Documents	50

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		10.1.4	Borrower Indemnity Regarding Filings	50
		10.1.5	Indemnification Procedure	51
		10.1.6	Contribution	51
		10.1.7	Rating Surveillance	51
		10.1.8	Severance of Loan	51
		10.1.9	Costs	52
		10.1.10	Lead Lender	52
	10.2	Conditions		52

11.	MISCELLANEOUS			53
	11.1	Brokers and Financial Advisors		53
	11.2	Retention of Servicer		53
	11.3	Survival		53
	11.4	Lenders’ Discretion		53
	11.5	Governing Law		54
	11.6	Modification, Waiver in Writing		55
	11.7	Trial by Jury		55
	11.8	Headings/Exhibits		55
	11.9	Severability		55
	11.10	Preferences		55
	11.11	Waiver of Notice		56
	11.12	Remedies of Borrower		56
	11.13	Prior Agreements		56
	11.14	Offsets, Counterclaims and Defenses		56
	11.15	Publicity		56
	11.16	No Usury		57
	11.17	Conflict; Construction of Documents		57
	11.18	No Third Party Beneficiaries		57
	11.19	[Intentionally omitted]		57
	11.20	Assignment		57
	11.21	Proofs of Claim		57
	11.22	Waiver of Stay		57
	11.23	Certain Additional Rights of Lender		58
	11.24	Set-Off		58
	11.25	Counterparts		58
	11.26	Joint and several liability		58

Index of Terms

Schedule 1 – Exceptions to Representations and Warranties
Schedule 2 – Management Agreement(s)
Schedule 3 – Organization of Borrower
Schedule 4 – Definition of Special Purpose Bankruptcy Remote Entity

Schedule 5 – Property

Schedule 6 – Senior Loans

Schedule 7 – Intentionally omitted

Schedule 8 – Prohibited Transferees

Schedule 9 – Existing Non-Owner Indebtedness

Schedule 10 - GS Properties

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LOAN AGREEMENT

LOAN AGREEMENT dated as of August 17, 2012 (as the same may be modified, supplemented, amended or otherwise changed, this "Agreement") between KBS REIT PROPERTIES, LLC, KBS ACQUISITION SUB-OWNER 5, LLC, KBS ACQUISITION SUB-OWNER 6, LLC, KBS ACQUISITION SUB-OWNER 7, LLC and KBS ACQUISITION SUB-OWNER 8, LLC, each a Delaware limited liability company (individually and collectively, jointly and severally, as "Borrower"), GRAMERCY INVESTMENT TRUST, a Maryland real estate investment trust (“Gramercy Lender”), and GARRISON COMMERCIAL FUNDING XI LLC, a Delaware limited liability company (“Co-Lender”, and together with Gramercy Lender, hereinafter referred to, together with their successors and assigns, individually and collectively, as "Lender" or “Lenders”) and GRAMERCY LOAN SERVICES LLC, a Delaware limited liability company, as agent (“Agent”), for the benefit of the Lenders.

1.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION

1.1 Specific Definitions. The following terms have the meanings set forth below:

Actual Lender Knowledge: with respect to the Lender, the actual knowledge of Edward J. Matey Jr., Allan B. Rothschild, Peter Tubesing, and Tim O’Connor (during their term of employment with Lender or any Lender Affiliate).

Advisory Agreement: that certain Advisory Agreement between Guarantor and KBS Capital Advisors LLC, a Delaware limited liability company, dated as of November 8, 2011, as amended by that certain Amendment No. 1 to the Advisory Agreement entered into as of March 20, 2012.

Affiliate: as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

AFRT Cash Management Account: the following account:

Bank: Wells Fargo Bank, N.A.

Name: KBS GKK Participation Holdings I, LLC (Corporate Loan)

Number: 412-2339831

AFRT Pledge: that certain pledge and security agreement dated as of the date of this Agreement, entered into by KBS GKK Participation Holdings I, LLC, with respect to the AFRT Cash Management Account, in favor of Lender.

AIP Reimbursement Agreement: that certain AIP Reimbursement Agreement between Guarantor and KBS Capital Markets Group LLC, dated as of April 19, 2012.

BBD1 Buyer Termination Event: the termination of the BBD1 Purchase Agreement, in accordance with its terms, by BBD1 Holdings LLC.

BBD1 Capital Event: the (a) sale of all or a portion of the BBD1 Property or (b) the refinancing of the BBD1 Property where the cumulative net proceeds from such refinancing (after repayment of all debt and paying all reasonable and customary closing costs and expenses to unaffiliated third parties and/or, subject to compliance with Section 6(f)(viii) of the Guaranty, to KBS Capital Advisors LLC) is sufficient to repay the Debt in full.

BBD1 Owner or BBD1 Owners: individually and collectively, each Subsidiary of KBS Acquisition Sub-Owner 2, LLC, including, without limitation, First States Investors 5000A, LLC, a Delaware limited liability company.

BBD1 Property: each parcel of real property and Improvements thereon owned by each BBD1 Owner; together with all rights pertaining to such real property and Improvements, as listed in Part 1 of Schedule 5 hereto.

BBD1 Purchase Agreement: that certain Agreement for Sale of Membership Interests dated as of the date hereof, between KBS Acquisition Sub-Owner 2, LLC, as seller, and BBD1 Holdings LLC, as buyer.

BBD1 Seller Termination Event: the termination of the BBD1 Purchase Agreement, in accordance with its terms, by KBS Acquisition Sub-Owner 2, LLC.

BBD1 Senior Loan: a Senior Loan where the borrower thereunder is a BBD1 Owner.

BBD1 Senior Loan Documents: the loan documents entered into in connection with a BBD1 Senior Loan.

BBD1 Termination Event: a BBD1 Buyer Termination Event or a BBD1 Seller Termination Event. For the purposes of this Agreement (a) a BBD1 Buyer Termination Event shall be deemed to have occurred if BBD1 Holdings LLC delivers a termination notice to KBS Acquisition Sub-Owner 2, LLC in accordance with the notice requirements of the BBD1 Purchase Agreement, stating in reasonable detail the reason for such termination and (b) a BBD1 Seller Termination Event shall be deemed to have occurred if KBS Acquisition Sub-Owner 2, LLC delivers a termination notice to BBD1 Holdings LLC in accordance with the notice requirements of the BBD1 Purchase Agreement, stating in reasonable detail the reason for such termination.

Borrower Party: each of Borrower, Guarantor, Sole Member, Pledgor, Owner and US Bank Intermediate Entity.

Business Day: any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

Capital Expenses: expenses that are capital in nature or required under GAAP to be capitalized.

CF Branch Mortgage Loan: that certain mortgage loan in the original principal amount of $250,000,000, evidenced by that certain Loan Agreement dated April 1, 2008 (as amended and assigned from time to time) among certain borrowers named therein, CF Branch LLC, as successor-in-interest to Citicorp North America, Inc. and Goldman Sachs Mortgage Company, and KBS Acquisition Sub, LLC.

Code: the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

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Collateral: all collateral securing or intended to secure the Debt, including the Pledged Collateral and Collateral Accounts, provided that when used herein, the term “Collateral” shall not be deemed to be a reference to the Guaranty.

Collateral Accounts: individually and collectively, the AFRT Cash Management Account, the Reserve Account and the Subaccounts.

Control: with respect to any Person, either (i) ownership directly or indirectly of 50% or more of all equity interests in such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

Current Recourse Liability Amount: the Total Group Recourse Liabilities, as they relate solely to debt obligations in effect as of the date of this Agreement, which amount is not greater than $122,588,300.

Debt: the unpaid Principal, all interest accrued and unpaid thereon, the Loan Fee and all other sums due to Lender in respect of the Loan or under any Loan Document.

Default: the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

Default Rate: a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) 5% above the Interest Rate, compounded monthly.

Deposit Bank: (a) with respect to the AFRT Cash Management Account Wells Fargo Bank, N.A., and (b) with respect to the Reserve Account and Subaccounts, such bank or depository selected by Lender in its discretion.

Direction Letter: an irrevocable direction letter from KBS Acquisition Sub-Owner 2, LLC and Guarantor, naming Lender as third party beneficiary, directing the BBD1 Owners and First States Investors 5000A, LLC, to transfer one hundred percent (100%) of all distributions, following the sale or refinancing of the BBD1 Property and satisfaction of the applicable Senior Loan, to Lenders to pay down the Debt until such time as the Debt is repaid in full.

Eligible Account: either (i) an account (A) maintained with a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least A-1+ (or equivalent) by each Rating Agency in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least AA (or equivalent) by each Rating Agency) or (B) as to which Lender has received a rating comfort letter from each of the applicable Rating Agencies with respect to holding funds in such account or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company is subject to regulations similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and is subject to federal and state authority, or any other with respect to which Lender has received a rating comfort letter.

Equipment: all machinery, appliances, apparatus, equipment, fittings, materials, articles of personal property and goods of every kind and nature whatsoever used in connection with the Property and/or the Improvements and all additions to and renewals and replacements thereof, and all substitutions therefor.

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ERISA: the Employment Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

ERISA Affiliate: all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common control and all other entities which, together with Borrower and/or Owner, are treated as a single employer under any or all of Section 414(b), (c), (m) or (o) of the Code.

Excess Collateral Proceeds: means the net proceeds available to Owners, from the sale or refinancing of any Property, solely after (a) the repayment of any non-Affiliate debt encumbering any such property, (b) the payment of all reasonable and customary closing costs and expenses to unaffiliated third parties and/or, subject to compliance with Section 6(f)(viii) of the Guaranty, to KBS Capital Advisors LLC, and (c) the payment of any customary and reasonable holdback escrow amounts where the buyer and seller have agreed to hold certain funds in a post-closing escrow account (provided that such escrow amounts shall be deemed Excess Collateral Proceeds once such amounts become available to the applicable Owner or its Affiliates).

Excess Non-Collateral Proceeds: means the net proceeds available to Guarantor or its Affiliates (other than Owners), from the sale or refinancing of any property by any such Persons (other than the Property), solely after (a) the repayment of any non-Affiliate debt encumbering any such property, (b) the payment of all reasonable and customary closing costs and expenses to unaffiliated third parties and/or, subject to compliance with Section 6(f)(viii) of the Guaranty, to KBS Capital Advisors LLC, and (c) the payment of any customary and reasonable holdback escrow amounts where the buyer and seller have agreed to hold certain funds in a post-closing escrow account (provided that such escrow amounts shall be deemed Excess Non-Collateral Proceeds once such amounts become available to seller or its Affiliates).

Existing Non-Owner Indebtedness: means the Indebtedness pursuant to the loans listed on Schedule 9 hereto.

Extended Maturity Date: the earlier of (a) August 1, 2013 and (b) the date on which a BBD1 Capital Event occurs.

GAAP: generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

Governmental Authority: any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

Guarantor: KBS Real Estate Investment Trust, Inc., a Maryland real estate investment trust.

Improvements: the buildings, foundations, structures, improvements and fixtures now or hereafter located or erected on a Property.

Indebtedness: mean for any Person: (i) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (ii) obligations of such Person to pay the deferred purchase or acquisition price of property or services; (iii) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (iv) indebtedness of others guaranteed by such Person (excluding any indebtedness described in parts (i) – (vi) of the definition of Recourse Liabilities); and (v) indebtedness of general partnerships of which such Person is a general partner.

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Interest Period: (i) the period from the date hereof through the first day thereafter that is the last day of a calendar month and (ii) each period thereafter from the 1st day of each calendar month through the last day of each such calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.

Interest Rate: for any Interest Period, a fixed rate of ten percent (10%) per annum (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

KBS Beneficiary: KBS GKK Participation Holdings I, LLC, a Delaware limited liability company.

Leases: all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Property, (except to the extent otherwise provided herein) or the Improvements, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.

Legal Requirements: statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, Owner, any Loan Document or all or part of the Collateral or the Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to Borrower, at any time in force affecting all or part of the Property.

Lien: any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting (i) all or any part of the Property or any direct or indirect interest therein, (ii) any direct or indirect interest in Owner, Borrower or Sole Member or (iii) all or part of the Collateral, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

Loan Documents: this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including the following, each of which is dated as of the date hereof: (i) the Note made by Borrower to each Lender in a principal amount equal to fifty percent (50%) the Loan (each, a "Note" and collectively, the “Notes”), (ii) each Pledge and Security Agreement, (iii) the Control Account Agreement among KBS Beneficiary, each Lender and Deposit Bank. (the “Control Account Agreement”), (iv) the Reserve Account Agreement (the "Reserve Account Agreement"), if any, to be entered into among Borrower, Lender and the Deposit Bank, (v) the Guaranty made by Guarantor (the “Guaranty”) and (vi) the Direction Letter; as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time.

Management Agreement: the property management agreement(s) more particularly described on Schedule 2, pursuant to which Manager is to manage certain of the Properties.

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Manager: each Manager identified on Schedule 2.

Material Alteration: any alteration affecting structural elements of any Property the cost of which exceeds $250,000; provided, however, that in no event shall (i) any repairs required pursuant to the Senior Loan Agreement, (ii) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, or (iii) alterations performed as part of a Restoration, constitute a Material Alteration.

Material Lease: with respect to any Property, any Leases which individually or in the aggregate with respect to the same tenant and its Affiliates (i)  have a gross annual rent of more than 5% of the total annual Rents for the applicable Property or (ii) demise at least one full floor of the Improvements.

Maturity Date: the date on which the final payment of principal of the Notes becomes due and payable as herein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

Minimum Liquidity Amount: has the meaning given to such term in the Guaranty.

Minor Lease: any Lease that is not a Material Lease.

Net Operating Income: for any period, the underwritten net cash flow of the Property determined by Lender in its sole and absolute discretion in accordance with Lender's then current underwriting standards for loans of this type and the then current underwriting standards of the Rating Agencies (including adjustments for market vacancy, bankrupt tenants, leasing costs and capital items).

Non-BBD1 Owner or Non-BBD1 Owners: individually and collectively, each Single Borrower Loan Portfolio Owner, Unencumbered Portfolio Owner and US Bank Loan Portfolio Owner.

Non-BBD1 Property: each parcel of real property and Improvements thereon owned by each Single Borrower Loan Portfolio Owner, Unencumbered Portfolio Owner and US Bank Loan Portfolio Owner; together with all rights pertaining to such real property and Improvements, as listed in Part 2 of Schedule 5 hereto.

Officer's Certificate: a certificate delivered to Lender by Borrower which is signed by a senior executive officer of the Borrower.

Other Charges: all ground rents, maintenance charges, impositions other than Taxes, and any other charges in connection with the operation of the Properties.

Owner or Owners: individually and collectively, each BBD1 Owner and Non-BBD1 Owner.

Payment Date: the 1st day of each calendar month (or if such day is not a Business Day, the Payment Date shall be the first Business Day thereafter). The first Payment Date hereunder shall be September 1, 2012.

Permitted Encumbrances: (i) the Liens created by the Loan Documents, (ii) the Liens created by the Senior Loan Documents, (iii) Liens, if any, for Taxes or Other Charges not yet due and payable and not delinquent and (iv) such other title and survey exceptions that (A) would not materially adversely affect the use or ownership of any given Property (as reasonably determined by Lender) or (B) are otherwise approved by Lender in writing in Lender's sole discretion.

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Permitted Transfers: (i) a Lease entered into in accordance with the Loan Documents and the Senior Loan Documents, (ii) a Permitted Encumbrance, and (iii) a Transfer permitted under Section 5.26.

Person: any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Plan: (i) an employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate makes or is obligated to make contributions and (ii) which is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

Pledge: the pledge of Collateral pursuant to each Pledge and Security Agreement.

Pledge and Security Agreement or Pledge and Security Agreements: individually and collectively, as applicable, (a) that certain Pledge and Security Agreement, dated as of the date hereof, by KBS Acquisition Sub, LLC, a Delaware limited liability company, to Agent for the benefit of Lender, (b) that certain Pledge and Security Agreement, dated as of the date hereof, by KBS REIT Properties, LLC, a Delaware limited liability company, to Agent for the benefit of Lender, (c) that certain Pledge and Security Agreement, dated as of the date hereof, by KBS Acquisition Sub-Owner 5, LLC, KBS Acquisition Sub-Owner 6, LLC, KBS Acquisition Sub-Owner 7, LLC and KBS Acquisition Sub-Owner 8, LLC, each a Delaware limited liability company, to Agent for the benefit of Lender, and (d) that certain Account Pledge and Security Agreement, dated as of the date hereof, by KBS GKK Participation Holdings I, LLC, a Delaware limited liability company, to Agent for the benefit of Lender.

Pledged Collateral: the Collateral pledged pursuant to the Pledge and Security Agreements.

Pledgor or Pledgors: individually and collectively, each pledgor pursuant to the Pledge and Security Agreements.

Prohibited Transferee: each Person identified on Schedule 8 hereto.

Property: each BDD1 Property and Non-BBD1 Property, as listed in Schedule 5 hereto.

Rating Agency: each of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), and Fitch, Inc., a division of Fitch Ratings Ltd. ("Fitch") or any other nationally-recognized statistical rating organization to the extent any of the foregoing have been engaged by Lender or its designee in connection with or in anticipation of any Secondary Market Transaction.

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Recourse Liability: the obligation or liability of any Person, whether present or future, contingent or otherwise, under any guaranty, indemnity or other agreement of credit support, or to become secondarily liable for any debt or purchase obligation of any other Person, including, without limitation, any contingent obligations to provide funds for payment, to purchase, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, but expressly excluding, (i) any obligation or liability arising out of what is typically referred to as a "carveout guaranty or indemnity" that may be executed in favor of any lender providing financing to any Subsidiary of Guarantor, which carveout guaranty or indemnity will include terms that are considered to be fair and market terms at the time of execution, (ii) any obligation or liability arising out of any environmental indemnity or similar agreement that may be executed in favor of any lender providing financing to any Subsidiary of Guarantor,  (iii) any obligation or liability to a governmental agency arising out of any agreement required to be delivered to such governmental agency connection with the operation or ownership of any real property owned by any Subsidiary of Guarantor, (iv) any obligation or liability to any surety company arising out of any indemnity in favor of such surety company to enable such surety company to issue bonds, undertakings, guarantees and/or contractual obligations in connection with the operation and ownership of any real property owned by any Subsidiary of Guarantor, (v) any obligation or liability that arises out of any guaranty or indemnity executed in connection with the sale or lease of any real property owned directly or indirectly by Guarantor, and (vi) any obligation or liability that arises out of any guaranty, indemnity or similar agreement executed in favor of any title company in connection with the sale, transfer or financing of any real property or other asset of any Subsidiary of Guarantor.

Rents: all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, tax refunds or tax credits (received by Borrower or any direct or indirect owner of Borrower on behalf of the Property) and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of a landlord or any of their agents or employees from any and all sources arising from or attributable to a Property and its Improvements located thereon, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of any such Property or rendering of services by Borrower, Manager or any of their Affiliates, agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

Repurchase Facilities: collectively, (a) the Amended and Restated Master Repurchase Agreement, dated as of April 28, 2011, by and between KBS GKK Participation Holdings I, LLC and CF Branch Trust 2012-1, as successor-in-interest to Goldman Sachs Mortgage Company, as amended and assigned, and (b) the Amended and Restated Master Repurchase Agreement, dated as of April 28, 2011, by and between KBS GKK Participation Holdings II, LLC and Midtown Acquisitions L.P., as successor-in-interest to Citigroup Financial Products Inc., as amended and restated.

Reserve Account: that certain account to be established at the Deposit Bank pursuant to the terms of Section 3.1.

Security Documents: collectively, (i) the Pledge, (ii) a notice of pledge to each Non-BBD1 Owner, (iii) all Uniform Commercial Code financing statements required by this Agreement to be filed with respect to the security interests in personal property created pursuant to the Security Documents and (iv) all other documents and agreements executed or delivered to Lender by Borrower in connection with any of the foregoing documents.

Senior Borrowers: the borrowers under the Senior Loan.

Senior Lender or Senior Lenders: individually and collectively, each senior lender listed on Schedule 6.

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Senior Loan or Senior Loans: individually and collectively, the loans made pursuant to the Senior Loan Agreements.

Senior Loan Agreement or Senior Loan Agreements: individually and collectively, the loan agreements listed on Schedule 6.

Senior Loan Documents: each Senior Loan Agreement and the "Loan Documents" as defined in each such Senior Loan Agreement.

Senior Note or Senior Notes: the promissory notes issued in connection with the Senior Loans.

Servicer: a servicer selected by Lender to service the Loan.

Single Borrower Loan Portfolio Owners: First States Properties No. 36 LLC, First States Properties No. 48, LLC, First States Investors No. 14, LLC, First States Properties No. 27, LLC and First States Investors No. 104, L.P..

Sole Member: (a) for each Borrower other than KBS REIT Properties, LLC, KBS Acquisition Sub, LLC, a Delaware limited liability company, and (b) for KBS REIT Properties, LLC, KBS Limited Partnership.

SRP: Guarantor’s Amended and Restated Share Redemption Program, as in effect on the date hereof and as filed with the SEC, as amended from time to time (subject to Section 6(i) of the Guaranty).

State: the state in which the Property is located.

Stated Maturity Date: the earlier of (a) April 1, 2013 and (b) the date on which a BBD1 Capital Event occurs; provided, however, the Stated Maturity Date shall be the Extended Maturity Date, if extended pursuant to Section 2.6.

Subsidiary: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

Taxes: all real estate and personal property taxes, assessments, water rates or sewer rents, maintenance charges, impositions, and license fees, now or hereafter levied or assessed or imposed against all or part of the Property.

Term: the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

Total Group Recourse Liabilities: means, at any time, the total Recourse Liabilities of Guarantor and any Subsidiary thereof that owns, directly or indirectly, an interest in Borrower.

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Transfer: any of the following:

(a)	the direct or indirect sale, conveyance, transfer, lease or assignment, or the entry into any agreement to sell, convey, transfer, lease or assign, whether by law or otherwise, of, on, in or affecting (i) all or part of the Property (including any legal or beneficial direct or indirect interest therein), (ii) all or any part of the Collateral, or (iii) any direct or indirect interest in a Borrower Party (including any profit interest or rights to distributions of cash); or

(b)	any change of Control of a Borrower Party.

For purposes of this definition:

(a)	a Transfer of an interest in a Borrower Party shall be deemed to include:

(i)	if a Borrower Party or controlling shareholder of such Borrower Party is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than 10% of such corporation's stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation; and

(ii)	if a Borrower Party or controlling shareholder of such Borrower Party is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member, or the issuance of new interests in any such Persons; and

(b)	a change of Control of a Borrower Party shall be deemed to have occurred if:

(i)	there is any change in the identity of any individual or entity or any group of individuals or entities who have the right, by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement or any other agreement, with or without taking any formative action, to cause such Borrower Party to take some action or to prevent, restrict or impede such Borrower Party from taking some action which, in either case, such Borrower Party could take or could refrain from taking were it not for the rights of such individuals; or

(ii)	the individual or entity or group of individuals or entities that Control such Borrower Party as described in clause (i) immediately above ever cease to own at least fifty percent (50%) of all equity interests (direct or indirect) in such Borrower Party.

UCC: the Uniform Commercial Code as in effect in the State of Delaware.

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Unencumbered Portfolio Owner: First States Investors 4100D, L.P., a Delaware limited partnership, First States Investors 225, LLC, a Delaware limited liability company, First States Investors 4000F, LLC, a Delaware limited liability company, and First States Investors 5300, LLC, a Delaware limited liability company.

US Bank Intermediate Entities: individually and collectively, the following Persons: KBS REIT Acquisition XXX, LLC, KBS REIT Acquisition XXXIV, LLC, KBS REIT Acquisition XXXVII, LLC, KBS REIT Acquisition XXXVIII, LLC, KBS REIT Acquisition XXXIX, LLC, KBS REIT Acquisition XXXX, LLC.

US Bank Loan Portfolio Owners: individually and collectively, the following subsidiaries of KBS REIT Properties, LLC: KBS City Gate Plaza, LLC, KBS Meridian Tower, LLC, KBS North Creek, LLC, KBS University Park, LLC, KBS Woodfield Preserve, LLC and KBS Millennium I, LLC.

US Bank Loan Properties: The Properties owned by the US Bank Loan Portfolio Owners.

US Bank Senior Loan: a Senior Loan where the borrower thereunder is a US Bank Loan Portfolio Owner.

US Bank Senior Loan Documents: the loan documents entered into in connection with a US Bank Senior Loan.

Welfare Plan: an employee welfare benefit plan, as defined in Section 3(1) of ERISA.

1.2 Principles of Construction. Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word "including" means "including but not limited to," (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP and (vi) all references to the Senior Loan Agreement, the Senior Note or any other Senior Loan Document shall mean the Senior Loan Agreement, the Senior Note or such other Senior Loan Document as in effect on the date hereof, as each of the same may hereafter be amended, restated, replaced, supplemented or otherwise modified, but only to the extent that Lender has consented to the foregoing pursuant to Section 9.4 of this Agreement.

2.	GENERAL LOAN TERMS

2.1 The Loan. The Lenders are making a loan (the "Loan") to Borrower on the date hereof, in the original principal amount (the "Principal") of $38,963,987.34, which shall mature on the Maturity Date. Each Lender shall, subject to Section 10.2, fund fifty percent (50%) of the Principal. Borrower acknowledges receipt of the Loan, the proceeds of which shall be used solely to contribute capital to certain Affiliates of Borrower, which Affiliates shall use such funds to immediately repay all amounts outstanding under the Repurchase Facilities. Borrower and its Affiliates shall cause the termination of the Repurchase Facilities concurrently with the closing of the transaction contemplated by this Agreement. No amount repaid in respect of the Loan may be reborrowed.

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2.2 Interest; Monthly Payments.

2.2.1 Generally. From and after the date hereof, interest on the unpaid Principal shall accrue at the Interest Rate and be payable as hereinafter provided. On the date hereof, Borrower shall pay interest on the unpaid Principal from the date hereof through and including August 31, 2012. On October 1, 2012 and each Payment Date thereafter through and including the Maturity Date, Borrower shall pay interest on the unpaid Principal which has accrued through the last day of the Interest Period immediately preceding such Payment Date. All accrued and unpaid interest shall be due and payable on the Maturity Date. If the Loan is repaid on any date other than on a Payment Date (whether prior to or after the Maturity Date), Borrower shall also pay interest that would have accrued on such repaid Principal to but not including the next Payment Date.

2.2.2 Default Rate. After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

2.2.3 Taxes. Any and all payments by Borrower hereunder and under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender's income, and franchise taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 2.2.3 as "Applicable Taxes"). If Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.2.3), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Payments pursuant to this Section 2.2.3 shall be made within ten days after the date Lender makes written demand therefor.

2.3 Loan Repayment.

2.3.1 Repayment. Borrower shall repay the entire outstanding principal balance of the Notes in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment and any other amounts due and owing under the Loan Documents. Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, shall be applied by Lender as follows in the following order of priority: First, accrued and unpaid interest at the Interest Rate; Second, to Principal; and Third, to any other amounts then due and owing under the Loan Documents. During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on the Collateral (or any portion thereof) (whether through foreclosure or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender's discretion.

2.3.2 Mandatory Prepayments.

(a) The Loan is subject to mandatory prepayment as provided in Section 7.4.

(b) Borrower shall make the following mandatory prepayments:

(i) pay an amount equal to all Excess Collateral Proceeds to Lender, up to the amount necessary to fully repay the Loan including all interest accrued to the date of prepayment and any other sums then due and payable by Borrower to Lender, immediately following the closing of the applicable transaction; and

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(ii) pay an amount equal to all Excess Non-Collateral Proceeds to Lender, up to the amount necessary to fully repay the Loan including all interest accrued to the date of prepayment and any other sums then due and payable by Borrower to Lender, immediately following the closing of the applicable transaction; provided, however, the first $75,000,000 of Excess Non-Collateral Proceeds may be retained and used by Guarantor and its Affiliates for working capital to operate their respective businesses in the normal course or for any principal payment under any loan where the amount of such repayment or prepayment is mandatory under the loan documents associated with such loan (including upon maturity thereof), other than (A) the payment to any Affiliate of Guarantor, or any partner, member, shareholder or participant of any such Person, including, without limitation, the payment of any dividend, distribution, fee, principal, interest or leasing payment (except for payment of fees under the Advisory Agreement or the AIP Reimbursement Agreement, which are expressly permitted to the extent provided by Section 5.34), or (B) the optional repayment or optional prepayment of any Indebtedness of Guarantor or any Affiliate thereof to any third party (other than Lender). Notwithstanding anything to the contrary in the Section 2.3.2(b)(ii), any Excess Non-Collateral Proceeds from the sale of any of the properties listed on Schedule 10 may be used to repay all or a portion of the CF Branch Mortgage Loan and any amounts applied to repay all or a portion of such loan not be deemed to be funds retained and used by Guarantor and its Affiliates for the purpose of the first sentence of Section 2.3.2(b)(ii).

(c) On October 1, 2012, and on each Payment Date thereafter, Borrower shall make an amortization payment to Lender in an amount equal to $1,500,000.00 (the “Monthly Amortization Amount”) until the Debt is repaid in full and the balance of the Debt shall be repaid in full on the Maturity Date; provided, however, the Monthly Amortization Amount shall be increased to $2,000,000 for the period of the Term following a BBD1 Termination Event that is not due to a default by BBD1 Holdings, LLC, commencing on the Payment Date immediately following the applicable BBD1 Termination Event.

(d) Within two (2) business days after a BBD1 Termination Event, Borrower shall make an amortization payment to Lender in an amount equal to $6,000,000.00 and Borrower authorizes Lender to apply all funds in the AFRT Cash Management Account solely for the purpose of reducing the outstanding balance of the Debt. Lender shall acknowledge that it received such funds from the AFRT Cash Management Account promptly following receipt thereof.

2.3.3 Optional Prepayments. Provided no Event of Default has occurred and is continuing, Borrower shall have the right to prepay all or any portion of the Principal on any date provided that Borrower gives Lender at least five (5) days prior written notice thereof including, without limitation, with the funds held in the AFRT Cash Management Account. If any such prepayment is not made on a Payment Date, Borrower shall also pay interest that would have accrued on such prepaid Principal to but not including the next Payment Date.

2.4 Release of Collateral. Lender shall, upon the written request and at the expense of Borrower, concurrently with the payment in full of the Debt in accordance herewith, release the Liens of the Pledge and other Security Documents if not theretofore released.

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2.5 Payments and Computations.

2.5.1 Making of Payments. Each payment by Borrower shall be made in funds immediately available to Lender by 2:00 p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any such payment shall be stated to be due on a day that is not a Business Day, such payment shall be made on the first Business Day thereafter. All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including attorneys' fees and court costs.

2.5.2 Computations. Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360-day year.

2.5.3 Late Payment Charge. If any Principal, interest or other sum due under any Loan Document is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of 5% of such unpaid sum (other than in connection with the payment of the entire principal balance of the Loan) or the maximum amount permitted by applicable law (the "Late Payment Charge"), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents.

2.5.4 Lender Payments. All amounts tendered by the Borrower or Guarantor to the Lenders, or otherwise made available for payment on or with respect to or in connection with the Loan or the Guaranty (including all amounts payable during an Event of Default), shall be tendered fifty percent (50%) to each of Gramercy Lender and Co-Lender on a pari passu basis.

2.6 Extended Term. If a BBD1 Termination Event occurs prior to April 1, 2013, then provided (a) no Event of Default shall have occurred and be continuing and (b) such termination is not due to a default by KBS Acquisition Sub-Owner 2, LLC of its obligations to sell the Interests (as defined in the BBD1 Purchase Agreement) to BBD1 Holdings, LLC, pursuant to the BBD1 Purchase Agreement, the Stated Maturity Date shall thereupon be automatically deemed to be the Extended Maturity Date.

2.7 Loan Fee. On the date of this Agreement, Borrower shall pay to Lenders an aggregate fee of one percent (1%) of the original Principal amount (the “Loan Fee”), fifty percent (50%) of which Loan Fee shall be paid directly to each Lender. If the transaction contemplated by the BBD1 Purchase Agreement is consummated within ninety (90) days after the date of this Agreement (or at such later date if the closing date under the BBD1 Purchase Agreement is extended by BBD1 Holdings, LLC), the aggregate amount of Debt Borrower shall be required to repay to Lenders in satisfaction of its obligations under this Agreement shall be reduced by an amount equal to the Loan Fee.

3.	CASH COLLATERAL AND RESERVES

3.1 Reserves.

(a) Except to the extent otherwise required pursuant to the Senior Loan Documents, Borrowers will have no obligation to establish any reserves in connection with the Loan or for the benefit of any of the Properties unless and until a BBD1 Termination Event occurs, at which time Borrower must, within 30 days after the BBD1 Termination Event, begin providing for (i) monthly reserves for real estate taxes and insurance premiums in respect of the Property, and (ii) reserves for capital expenditures, tenant improvements and leasing commissions or other leasing reserves, required repairs or environmental escrows, in each case, in amounts reasonably acceptable to Lender to the extent not otherwise required by each Senior Lender (the “Reserve Amounts”); provided, however, that maximum amount of reserves that may be required to be on deposit from time to time shall not exceed $1,000,000 in the aggregate.

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(b) If Reserve Amounts are required in accordance with this Section 3.1 (i) Borrower shall cooperate with Lender in immediately establishing the Reserve Account, (ii) Borrower shall enter into a Reserve Account Agreement with Lender and Deposit Bank, on terms consistent with this Section 3.1, (iii) Borrower shall execute such documents as may be necessary to create a valid and perfected security interest in the Reserve Account and Subaccounts in favor of Lender and (iv) the Reserve Funds shall be deposited on each Payment Date, as applicable, into a Reserve Account and applied and disbursed in accordance with this Agreement and the Reserve Account Agreement. The Reserve Account and all subaccounts established by Lender therein (which may be ledger or book entry accounts and not actual accounts) shall at all times be Eligible Accounts (such subaccounts are referred to herein as "Subaccounts"). The Reserve Account and any Subaccount will be under the sole control and dominion of Lender, and Borrower shall have no right of withdrawal therefrom. Borrower shall pay for all expenses of opening and maintaining all of the above accounts.

3.2 Grant of Security Interest; Application of Funds.

(a) As security for payment of the Debt and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, KBS Beneficiary, hereby pledges and assigns to Lender, and grants to Lender a security interest in, all of KBS Beneficiary’s right, title and interest in and to all payments to or monies held in the AFRT Cash Management Account.

(b) Neither KBS Beneficiary nor any Borrower may, without obtaining the prior written consent of Lender, pledge, assign or grant any security interest in the AFRT Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements to be filed with respect thereto, except those naming Lender as the secured party, to be filed with respect thereto.

(c) This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in the AFRT Cash Management Account in any order and in any manner as Lender shall elect in Lender's discretion, to the payment of the Debt, without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of the Security Documents or exercise its other rights under the Loan Documents. Borrower may apply the sums in the AFRT Cash Management Account at any time during the Term of the Loan to pay down the balance of the Debt.

(d) Contemporaneously with the execution of this Agreement, KBS Beneficiary shall execute a Pledge and Control Account Agreement with respect to the AFRT Cash Management Account.

(e) All interest that accrues on the funds in the AFRT Cash Management Account shall accrue for the benefit of KBS Beneficiary and shall be taxable to KBS Beneficiary and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued.

(f) Upon repayment in full of the Debt, all remaining funds in the AFRT Cash Management Account, if any, shall be promptly disbursed to KBS Beneficiary. Borrower and KBS Beneficiary, an Affiliate of Borrower, acknowledge and agree that KBS Beneficiary shall directly and indirectly benefit from the Loan being made by Lender pursuant to this Agreement.

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(g) The terms of this Section 3.2 shall apply to Borrower, the Reserve Account and the Subaccounts on and after the date Reserve Amounts are required to be funded in accordance with Section 3.1, and each Borrower shall thereupon execute such documentation as Lender may reasonably require to give effect to the provisions of this Section 3.2.

3.3 Cash Flow Allocation.

(a) Upon the Maturity Date, if Borrower fails to timely repay the Debt in full, all amounts deposited into the Collateral Accounts shall be applied in the following order of priority: (i) first, to pay the fees charged by the Deposit Bank in accordance with any cash management account established in accordance with Section 3.2; (ii) second, to Lender to pay the interest and Principal due on such Payment Date (plus, if applicable, interest at the Default Rate and all other amounts, other than those described under other clauses of this Section 3.4, then due to Lender under the Loan Documents); and (iii) lastly, payments to KBS Beneficiary of any excess amounts.

(b) Notwithstanding anything to the contrary contained in this Section 3.2, after the occurrence of a Default or an Event of Default, Lender may apply all amounts deposited into the Collateral Accounts to the Debt in such order and in such manner as Lender shall elect in Lender's sole and absolute discretion. Lender's right to so apply such funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

(c) The failure of Borrower to make all of the payments required under this Section 3 shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Collateral Account for such payments, the failure by the Deposit Bank to allocate such funds as required herein shall not constitute an Event of Default.

4.	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 1 with reference to a specific Section of this Article 4:

4.1 Organization; Special Purpose. Each Borrower Party has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Each Borrower Party is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations.

4.2 Proceedings; Enforceability. Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents. The Loan Documents have been duly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity. The Loan Documents are not subject to, and Borrower has not asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury. No exercise of any of the terms of the Loan Documents, or any right thereunder, will render any Loan Document unenforceable.

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4.3 No Conflicts. The execution, delivery and performance of the Loan Documents by Borrower and the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of any Borrower Party pursuant to the terms of, any agreement or instrument to which any such Person is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over any such Person or any of their respective properties. The applicable Owner's rights under the Licenses and the Management Agreement will not be adversely affected by the execution and delivery of the Loan Documents, Borrower's performance thereunder, or the exercise of any remedies by Lender. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of the Loan Documents has been obtained and is in full force and effect.

4.4 Litigation. To Borrower’s knowledge, there are no, actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or threatened against or affecting any Borrower Party, any Manager that is an Affiliate of Borrower, or any property within the Property, which, if adversely determined, may materially and adversely affect the condition (financial or otherwise) or business of any such Person or the condition or ownership of any property within the Property or the Collateral.

4.5 Agreements. No Borrower Party is a party to any agreement or instrument or subject to any restriction which might materially adversely affect a Borrower Party or the Property, or, to Borrower’s knowledge, such Persons’ business, properties, operations or condition, financial or otherwise. No Borrower Party is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it, the Collateral or any property in the Property is bound.

4.6 Title. To Borrower’s knowledge, each Owner has good, marketable and indefeasible title in fee to its applicable Property, and good title to the balance of the property located thereon, free and clear of all Liens except the Permitted Encumbrances. To Borrower’s knowledge, all transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of the Property to Borrower or an Owner, as applicable, have been paid. The Pledge, together with any UCC Financing Statements required to be filed in connection therewith, will create a valid, perfected first priority lien on the Pledgors’ (as defined in the Pledge and Security Agreement) interest in the Pledged Collateral, all in accordance with the terms thereof. The Permitted Encumbrances do not materially adversely affect the value, operation or use of the Property, or Borrower's ability to repay the Loan. There are no outstanding options to purchase, rights of first refusal or other similar rights affecting all or any portion of the Property, other than pursuant to the BBD1 Purchase Agreement and the purchase option in favor of BANK OF AMERICA, N.A., pursuant to that certain Amended and Restated Master Lease Agreement dated as of January 1, 2005, between FIRST STATES INVESTORS 5000A, LLC, as Landlord, and BANK OF AMERICA, N.A., as Tenant, as amended by that certain First Amendment to Amended and Restated Master Lease Agreement dated as of January 1, 2005, as further amended by that certain Side Letter Agreement dated June 13,2006, and as further amended by that certain First Amendment to Amended and Restated Master Lease Agreement dated as of January 1, 2007.

4.7 No Bankruptcy Filing. No Borrower Party is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property (a "Bankruptcy Proceeding"), and Borrower has no knowledge of any Person contemplating the filing of any such petition against any such Person. In addition, no Borrower Party nor any principal nor Affiliate thereof has been a party to, or the subject of a Bankruptcy Proceeding for the past ten years, provided such representation shall be limited to Borrower’s knowledge to the extent any such Person was acquired from an Affiliate of Lender.

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4.8 Full and Accurate Disclosure. There is no material fact presently known to Borrower that has not been disclosed to Lender which adversely affects, or, as far as Borrower can foresee, might adversely affect, any property within the Property, the Pledged Collateral or the business, operations or condition (financial or otherwise) of Borrower or any Borrower Party. All financial data that has been delivered to Lender, including any statements of cash flow and income and operating expense, in respect of each Borrower Party, the Collateral and the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower, each Owner and the Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. To Borrower’s knowledge, no Borrower Party has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement and the Senior Loan Documents, as applicable. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of any Borrower Party nor any Property from that set forth in said financial statements. The parties hereto agree that this Section 4.8 shall not apply to any Property currently managed by any Affiliate of Lender.

4.9 Tax Filings. To the extent required, and to Borrower’s knowledge, each Borrower Party has filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by such Persons. To Borrower’s knowledge, each Borrower Party’s tax returns (if any) properly reflect the income and taxes of each such Borrower Party for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

4.10 No Plan Assets. As of the date hereof and throughout the Term (i) no Borrower Party is or will be an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (ii) none of the assets of a Borrower Party constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) no Borrower Party is or will be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with a Borrower Party are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. As of the date hereof, neither Borrower, nor any member of a "controlled group of corporations" (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or a "multiemployer pension plan" (within the meaning of Section 3(37)(A) of ERISA).

4.11 Compliance. To Borrower’s knowledge, each Borrower Party and each Property and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking and applicable zoning and land use laws, regulations and ordinances). No Borrower Party is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of a Borrower Party. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property (collectively, the "Licenses"), have been obtained and are, to Borrower’s knowledge, in full force and effect. To Borrower’s knowledge, the use being made of each Property is in conformity with the certificate of occupancy issued for such property and all other restrictions, covenants and conditions affecting such property.

4.12 Intentionally omitted.

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4.13 Federal Reserve Regulations; Investment Company Act. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document. No Borrower is (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.14 Intentionally omitted

4.15 Physical Condition . To Borrower’s knowledge, no Borrower Party, as applicable, has received notice from any insurance company or bonding company of any defect or inadequacy in a Property, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond. To Borrower’s knowledge, no portion of any Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards. To Borrower’s knowledge, the Improvements on each Property have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

4.16 Intentionally omitted.

4.17 Fraudulent Transfer. No Borrower Party has entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and each Borrower Party has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrowers’ assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrowers’ total probable liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrowers’ assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

4.18 Ownership of Borrower and Owner. Each Borrower is the owner, either directly or indirectly, as applicable, of 100% of the issued and outstanding ownership interests in the applicable Owner, as set forth in the organizational chart attached hereto as Schedule 3, free and clear of all Liens and encumbrances. No other ownership interests in an Owner have been issued and no Liens have been granted therein (other than to Lender). All of the ownership interests in each Owner have been duly and validly issued, have been fully paid for and are non-assessable. There are no options or rights to acquire any ownership interests in any Owner. The sole member of each Borrower other than KBS REIT Properties, LLC is KBS Acquisition Sub, LLC. The sole member of KBS REIT Properties, LLC, is KBS Limited Partnership. No Borrower has an obligation to any Person to purchase, repurchase or issue any ownership interest in it. The organizational chart attached hereto as Schedule 3 is complete and accurate and illustrates all Persons who have a direct or indirect ownership interest in Borrower and each Owner.

4.19 Intentionally omitted.

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4.20 Management Agreement. To Borrower’s knowledge, each Management Agreement is in full force and effect. There is no default, breach or violation existing under any Management Agreement, and to Borrower’s knowledge, no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto. There are no accrued or deferred fees payable or that would become payable upon the satisfaction of a certain condition, occurrence of a given event or with the passage of time, pursuant to any Management Agreement, the AIP Reimbursement Agreement or the Advisory Agreement.

4.21 Hazardous Substances. To Borrower’s knowledge, and except as otherwise disclosed in writing to Lender: (i) no Non-BBD1 Property is in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes (including with respect to Toxic Mold), any local law requiring related permits and licenses and all amendments to and regulations in respect of the foregoing laws (collectively, "Environmental Laws"); (ii) no Non-BBD1 Property is subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic and/or dangerous substances, toxic mold or fungus of a type that may pose a risk to human health or the environment or would negatively impact the value of a Property ("Toxic Mold") or any other substances or materials which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances"); (iii) no Hazardous Substances are or have been (including the period prior to the Owners’ acquisition of each Non-BBD1 Property, as applicable), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Non-BBD1 Property other than in compliance with all Environmental Laws; (iv) no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect a Non-BBD1 Property; (v) no Toxic Mold is on or about any Non-BBD1 Property that requires remediation; (vi) no underground storage tanks exist on any Non-BBD1 Property and such property has never been used as a landfill; and (vii) there have been no environmental investigations, studies, audits, reviews or other analyses in the possession of any Borrower Party that have not been provided to Lender. Borrower has not received notice from any governmental agency or body advising Borrower that a BBD1 Property is not in compliance with any Environmental Laws.

4.22 Name; Principal Place of Business. No Borrower Party uses and will not use any trade name and has not done and will not do business under any name other than its actual name set forth herein or in the Senior Loan Documents, as applicable. The principal place of business of each Borrower and each Owner is the primary address for notices as set forth in Section 6.1, and no Borrower nor Owner has any other place of business.

4.23 Other Debt. There is no Indebtedness, whether secured or unsecured, with respect to any Borrower, Owner, Property, KBS Acquisition Sub, LLC, KBS Acquisition Sub-Owner 2, LLC or any US Bank Intermediate Entity, other than Permitted Encumbrances, the Senior Loan and Permitted Indebtedness.

4.24 Pledged Collateral.

(a) Each Borrower, KBS Beneficiary and the Sole Member, as applicable, is the sole beneficial owner of the applicable Pledged Collateral, and no Lien exists or will exist (except the Permitted Encumbrances) upon the Pledged Collateral at any time (and no right or option to acquire the same exists in favor of any other Person).

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(b) The Pledged Collateral is not and will not be subject to any contractual restriction upon the transfer thereof (except for any such restriction contained in the Pledge).

(c) The chief place of business of each Borrower and the office where each Borrower keeps its records concerning the Pledged Collateral will be located at all times at the address specified as Borrower's address in Section 6.1.

(d) There is no certificate or instrument evidencing or representing any of the Pledged Collateral.

(e) The Security Documents create a valid security interest in the Pledged Collateral, securing the payment of the Debt, and upon the filing in the appropriate filing offices of the financing statements to be executed and delivered pursuant to this Agreement, such security interests will be perfected, first priority security interests, and all filings and other actions necessary to perfect such security interests will have been duly taken. Upon the exercise of its rights and remedies under the Pledge, Lender will succeed to all of the rights, titles and interest of each Borrower in its applicable Owner without the consent of any other Person and will, without the consent of any other Person, be admitted as the sole member in each Owner.

4.25 Senior Loan. True and complete copies of all Senior Loan Documents have been provided to Lender. Each Senior Loan has been fully funded in the amount set forth on Schedule 6. The outstanding principal balance of each Senior Loan, as of July 31, 2012, is set forth on Schedule 6. No monetary default has occurred under the Senior Loan Documents that remains uncured or unwaived. To Borrower’s knowledge, no non-monetary default, breach, violation or event of default has occurred under the BBD1 Senior Loan Documents or US Bank Senior Loan Documents that remains uncured or unwaived and no circumstance, event or condition has occurred or exists which, with the giving of notice and/or the expiration of the applicable period would constitute an Event of Default under the Senior Loan Documents.

4.26 Current Amounts.

(a) The total amount required to prepay the Repurchase Facilities in full, including the payment of the repurchase price, principal, interest and fees, is $38,980,245.08.

(b) The Current Recourse Liability Amount, is not greater than $122,588,300. A true and complete description of the Current Recourse Liability Amount, setting forth each obligor and the corresponding borrower, lender, amount of Recourse Liability and aggregate amount of Indebtedness, is set forth on Schedule 1.

(c) On the date hereof, the available balance in the AFRT Cash Management Account is not less than $6,000,000.

4.27 Affiliate Transactions. A true and complete description of all agreements or arrangements between each Borrower Party and an Affiliate thereof or any member thereof, is set forth on Schedule 1. No Affiliate of any Borrower Party is the property manager at any Property.

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All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender, and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 4.21 shall survive in perpetuity. To the extent any representations and warranties relate specifically to any Property or the Collateral acquired directly or indirectly from an Affiliate of Gramercy Lender, such representations and warranties shall be made to the best of Borrower’s actual knowledge with respect to the period prior to which Guarantor acquired indirect ownership thereof.

If any representation or warranty in this Article 4 that is made with respect to a Property (other than a US Bank Loan Property) shall be untrue (other than with respect to the representations and warranties in Sections 4.1, 4.2, 4.3, 4.5, 4.18, 4.22, 4.23, 4.24, 4.25, 4.26 and 4.27), Lender shall be deemed to have waived its rights with respect thereto and such breach shall be deemed immediately cured, solely to the extent Lender or any Affiliate of Lender had Actual Lender Knowledge of the fact, matter or circumstance that caused the representation or warranty to be untrue.

5.	COVENANTS

Until the end of the Term, Borrower hereby covenants and agrees with Lender that:

5.1 Existence. Each of Borrower and Sole Member shall (and Borrower shall cause each Owner to) (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all Licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property.

5.2 Taxes and Other Charges. Each Borrower shall (or shall cause the applicable Owner to) pay all Taxes and Other Charges as the same become due and payable, and deliver to Lender, upon Lender’s request, receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid no later than the date they would be delinquent if not paid (provided, however, that a Borrower need not pay (or cause the applicable Owner to pay) such Taxes nor furnish (nor cause Owner to furnish) such receipts for payment of Taxes paid by Senior Lender pursuant to the Senior Loan Documents). Each Borrower shall promptly pay (or cause the applicable Owner to pay) for all franchise fees, income taxes and other impositions and taxes imposed by Governmental Authorities on Owner or Borrower. Each Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien (except for Permitted Encumbrances) against the Property, and shall promptly pay (or cause the applicable Owner to pay) for all utility services provided to the Property. After prior notice to Lender, each Borrower may cause the applicable Owner, at Owner's expense, without paying such Taxes or Other Charges, to contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and is continuing, (ii) such proceeding shall suspend the collection of the Taxes or such Other Charges, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or Owner is subject, including the Senior Loan Documents, and shall not constitute a default thereunder, (iv) no part of or interest in the Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Borrower or Owner shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon, which shall not be less than 125% of the Taxes and Other Charges being contested (provided, however, that no such security will be required if Owner has provided adequate security for the same to Senior Lender in accordance with the Senior Loan Documents), and (vi) Borrower shall promptly upon final determination thereof pay (or cause Owner to pay) the amount of such Taxes or Other Charges, together with all costs, interest and penalties. Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

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5.3 Access to Property. The Borrowers shall permit (or cause the applicable Owners to permit) agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

5.4 Repairs; Maintenance and Compliance; Alterations. From and after the date hereof, each Borrower shall cause the Owners, as applicable, to maintain, preserve and protect any franchises and trade names related to the Properties, and each Borrower shall use commercially reasonable efforts to cause each Property to be maintained in a good and safe condition and repair and shall not (and shall not permit any Owner to) remove, demolish or alter the Improvements or Equipment (except for normal replacement of Equipment with Equipment of equivalent value and functionality). Each Borrower shall promptly comply with all Legal Requirements and immediately cure (or cause the applicable Owner to cure) properly any violation of a Legal Requirement. Each Borrower shall notify Lender in writing within one Business Day after Borrower first receives notice of any such non-compliance. Each Borrower shall (or shall cause the applicable Owner to) promptly repair, replace or rebuild any part of a Property that becomes damaged, worn or dilapidated and shall (or shall cause the applicable Owner to) complete and pay for any Improvements at any time in the process of construction or repair.

5.5 Performance of Other Agreements. Borrower shall observe and perform and cause each Borrower Party to observe and perform each and every term required to be observed or performed by it pursuant to the terms of any agreement or instrument affecting or pertaining to the Collateral or the Property, including the Loan Documents.

5.6 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the value of the Collateral or the rights of Lender under any Loan Document.

5.7 Further Assurances. Borrower shall, at Borrower's sole cost and expense, (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Collateral and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; and (ii) upon Lender's request therefor given from time to time after the occurrence of any Default or Event of Default pay for reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrower and Sole Member, such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

5.8 Environmental Matters.

5.8.1 Hazardous Substances. So long as each Owner is in possession of the Property, Borrower shall (or shall cause the applicable Owner to) (i) keep the Property free from Hazardous Substances and in compliance with all Environmental Laws; provided that any Hazardous Substance present on a Property prior to the indirect ownership of Guarantor, will not be deemed to be a breach of this Section 5.8.1, (ii) promptly notify Lender if Borrower shall become aware that (A) any Hazardous Substance is on or near the Property, (B) the Property is in violation of any Environmental Laws or (C) any condition on or near the Property shall pose a threat to the health, safety or welfare of humans and (iii) remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Lender in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified environmental consulting firm engaged by Lender ("Lender's Consultant")), promptly after Borrower becomes aware of same, at Borrower's sole expense. Nothing herein shall prevent Borrower from recovering such expenses from any other party that may be liable for such removal or cure.

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5.8.2 Environmental Monitoring.

(a) Borrower shall give prompt written notice to Lender of (i) any proceeding or inquiry by any party (including any Governmental Authority) with respect to the presence of any Hazardous Substance on, under, from or about the Property, (ii) all claims made or threatened by any third party (including any Governmental Authority) against Borrower, Owner or the Property or any party occupying the Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) Borrower's or Owner's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Upon becoming aware of the presence of mold or fungus at the Property, Borrower shall (and shall cause Owner to) (i) undertake an investigation to identify the source(s) of such mold or fungus and shall develop and implement an appropriate remediation plan to eliminate the presence of any Toxic Mold, (ii) perform or cause to be performed all acts reasonably necessary for the remediation of any Toxic Mold (including taking any action necessary to clean and disinfect any portions of the Property affected by Toxic Mold, including providing any necessary moisture control systems at the Property), and (iii) provide evidence reasonably satisfactory to Lender of the foregoing. Borrower shall permit (and shall cause Owner to permit) Lender to join and participate in, as a party if it so elects, any legal or administrative proceedings or other actions initiated with respect to the Property in connection with any Environmental Law or Hazardous Substance, and Borrower shall pay all reasonable attorneys' fees and disbursements incurred by Lender in connection therewith.

(b) Upon Lender's reasonable request, at any time and from time to time, Borrower shall (or shall cause Owner to) provide an inspection or audit of the Property prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender assessing the presence or absence of Hazardous Substances on, in or near the Property, and if Lender in its good faith judgment determines that reasonable cause exists for the performance of such environmental inspection or audit, then the cost and expense of such audit or inspection shall be paid by Borrower. Such inspections and audit may include soil borings and ground water monitoring. If Borrower fails to provide any such inspection or audit within 30 days after such request, Lender may order same, and Borrower hereby grants to Lender and its employees and agents access to the Property and a license to undertake such inspection or audit.

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(c) If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, whether such Hazardous Substance existed prior to the ownership of the Property by Owner, or presently exists or is reasonably suspected of existing, Borrower shall cause such operations and maintenance plan to be prepared and implemented at its expense upon request of Lender and with respect to any Toxic Mold, Borrower shall (or shall cause Owner to) take all action necessary to clean and disinfect any portions of the Improvements affected by Toxic Mold in or about the Improvements, including providing any necessary moisture control systems at the Property. If any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary under an applicable Environmental Law ("Remedial Work"), Borrower shall commence (or shall cause Owner to commence) all such Remedial Work within 30 days after written demand by Lender and thereafter diligently prosecute to completion all such Remedial Work within such period of time as may be required under applicable law). All Remedial Work shall be performed by licensed contractors approved in advance by Lender and under the supervision of a consulting engineer approved by Lender. All costs of such Remedial Work shall be paid by Borrower or Owner, including Lender's reasonable attorneys' fees and disbursements incurred in connection with the monitoring or review of such Remedial Work. If Borrower does not (or does not cause Owner to) timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed at Borrower's expense. Notwithstanding the foregoing, Borrower shall not be required to commence (or cause Owner to commence) such Remedial Work within the above specified time period: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time period would result in Borrower or Owner or such Remedial Work violating any Environmental Law, or (z) if Borrower or Owner, at its expense and after prior written notice to Lender, is contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work. Borrower or Owner shall have the right to contest the need to perform such Remedial Work, provided that, (1) Borrower is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither the Property nor any part thereof or interest therein will be sold, forfeited or lost if Borrower fails to promptly perform the Remedial Work being contested, and if Borrower fails to prevail in contest, Borrower would thereafter have the opportunity to perform such Remedial Work, (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Property nor any interest therein would be subject to the imposition of any Lien for which Borrower has not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrower shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrower's failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than one hundred twenty-five percent (125%) of the cost of such Remedial Work as estimated by Lender or Lender's Consultant and any loss or damage that may result from Borrower's failure to prevail in such contest (provided, however, that no such security will be required if Owner has provided adequate security for the same to Senior Lender in accordance with the Senior Loan Documents).

(d) Borrower shall not install or permit to be installed on the Property any underground storage tank.

5.8.3 O&M Program. In the event any environmental report delivered to Lender in connection with the Loan recommends the development of or continued compliance with an operation and maintenance program for the Property (including, without limitation, with respect to the presence of asbestos and/or lead-based paint) ("O & M Program"), Borrower shall (or shall cause Owner to) develop (or continue to comply with, as the case may be) such O & M Program and shall, during the term of the Loan, including any extension or renewal thereof, comply in all material respects with the terms and conditions of the O & M Program.

5.9 Title to the Pledged Collateral. Borrower will, and will cause each Borrower Party, as applicable, to warrant and defend the title to the Collateral and each Property, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.

5.10 Leases.

5.10.1 Generally. Upon request, Borrower shall furnish (or shall cause Owner to furnish) Lender with executed copies of all Leases then in effect. All renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm's length transactions with bona fide, independent third-party tenants.

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5.10.2 New Leases. Unless an Event of Default is continuing, renewals, amendments and modifications of existing Leases and proposed leases, shall not be subject to the prior approval of Lender provided (i) the proposed lease shall be written substantially in accordance with the standard form of Lease customarily used by the Owners in connection with the operation of the Properties, subject to carve-outs or revisions that are reasonable and customary in the market where the Property in question is located; and (ii) the Lease as amended or modified or the renewal Lease or series of leases or proposed lease or series of leases: (a) shall provide for net effective rental rates comparable to existing local market rates, (b) shall have an initial term (together with all renewal options) of not less than one year or greater than ten years, (c) shall not contain any option to purchase, any right of first refusal to purchase, or any other provision which might adversely affect the rights of Lender under the Loan Documents in any material respect and (d) shall not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the Property), or any other provision which might adversely affect the rights of Lender under the Loan Documents in any material respect. Borrower shall deliver (or cause Owner to deliver) to Lender copies of all Leases that are entered into pursuant to the preceding sentence together with Borrower's certification that it has satisfied all of the conditions of the preceding sentence within ten days after the execution of the Lease.

5.10.3 Additional Covenants with respect to Leases. Borrower shall cause each Owner to (i) observe and perform the material obligations imposed upon the lessor under the Leases and shall not do or permit anything to impair the value of the Leases as security for the Debt; (ii) promptly send copies to Lender of all notices of default that Owner shall send or receive under any Lease; (iii) enforce, in accordance with commercially reasonable practices for properties similar to the Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof; (iv) not collect any of the Rents more than one month in advance (other than security deposits); (v) not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents and the Senior Loan Documents); (vi) not modify any Lease in a manner inconsistent with the Loan Documents; (vii) not convey or transfer or suffer or permit a conveyance or transfer of the Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases; (viii) not consent to any assignment of or subletting under any Material Lease unless required in accordance with its terms without the prior consent of Lender, which, with respect to a subletting, may not, so long as no Event of Default is continuing, be unreasonably withheld or delayed; and (ix) not cancel or terminate any Lease or accept a surrender thereof (except where the Lease in effect on the date of this Agreement provides to Tenant the right to cause such cancellation, termination or surrender to occur, or in the exercise of Owner's commercially reasonable judgment in connection with a tenant default under a Minor Lease) without the prior consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed.

5.11 Estoppel Statement. After request by Lender, Borrower shall within ten days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

5.12 [Intentionally omitted.].

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5.13 Special Purpose Bankruptcy Remote Entity. Borrower shall not directly or indirectly make any change, amendment or modification to its organizational documents, or otherwise take any action which could result in any such Person that is a Special Purpose Bankruptcy Remote Entity on the date of this Agreement not continuing to be a Special Purpose Bankruptcy Remote. If a BBD1 Termination Event occurs, then Borrower shall, upon the request of Lender, use commercially reasonable efforts to convert any Borrower that is a Non-SPE Borrower on the date of this Agreement into a Special Purpose Bankruptcy Remote Entity; provided that Borrower shall have no obligation to convert KBS REIT Properties, LLC to a Special Purpose Bankruptcy Remote Entity or change its ownership structure in any way. A "Special Purpose Bankruptcy Remote Entity" shall have the meaning set forth on Schedule 4 hereto.

5.14 Recourse Liability. None of Borrower, Guarantor or any of their respective Subsidiaries shall grant, create, incur, or permit to exist any Recourse Liability, whether pursuant to a guaranty, an indemnity or other agreement to become secondarily liable for any obligation of any other Person, other than (i) the current Recourse Liabilities of Guarantor and its Subsidiaries, (ii) new Recourse Liabilities in an amount not to exceed $75,000,000, and (iii) upon the refinancing of any loan that forms part of Existing Non-Owner Indebtedness, an amount equal to fifty percent (50%) of the original principal balance of such loan, provided any such refinanced Existing Non-Owner Indebtedness does not mature earlier than six (6) months after the Stated Maturity Date.

5.15 Change in Business or Operation of Property. Borrower shall not permit Owner to purchase or own any real property other than the Property or to enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate the Property in the manner in which they are currently operated or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to the Property).

5.16 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release (or allow any Owner to cancel or otherwise forgive or release) any claim or debt (other than termination of Leases) owed to Borrower (or any Owner) by any Person, except for adequate consideration and in the ordinary course of a Borrower's (or an Owner's) business.

5.17 Affiliate Transactions. Borrower shall not enter into, or be a party to (or permit any Borrower Party to enter into or be a party to), any agreement or arrangement transaction with an Affiliate of Borrower any of the direct or indirect members of Borrower except for (a) the AIP Reimbursement Agreement, the Advisory Agreement and any other agreements and arrangements disclosed on Schedule 1 hereto or; (b) those agreements and arrangements entered into with terms that are equal or more favorable to Borrower (or the Borrower Party) than would be expected if the agreement or arrangement was entered with a neutral, third party in an arm’s length transaction, so long as Guarantor is in compliance with the Guaranty (including Section 6(f) thereof). Without obtaining the prior written consent of Lender, no amendment or modification of the AIP Reimbursement Agreement, the Advisory Agreement may be made unless any such amendment or modification does not (A) increase (x) the fees and expenses payable by, or other monetary obligations of, the Guarantor, or (y) the frequency of any such payments or (B) otherwise make compliance with the terms of any such agreement materially more onerous on any Affiliate of Borrower.

5.18 Zoning. Borrower shall not initiate or consent to (or permit any Owner to initiate or consent to) any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender, which will not be unreasonably withheld.

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5.19 No Joint Assessment. Borrower shall not suffer, permit or initiate (or permit any Owner to suffer, permit or initiate) the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

5.20 Principal Place of Business. Borrower shall not (and shall not permit any Owner to) change its principal place of business or chief executive office without first giving Lender 30 days' prior notice.

5.21 Change of Name, Identity or Structure. Borrower shall not (and shall not permit any Borrower Party to) change its name, identity (including its trade name or names) or any such Person’s Borrower's corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in such Person’s structure, without first obtaining the prior written consent of Lender, which consent will not be unreasonably withheld provided such change does not impair the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents. Borrower shall (and shall cause each Borrower Party to) execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which each Owner intends to operate each Property, and representing and warranting that each Owner does business under no other trade name with respect to the applicable Property.

5.22 Indebtedness. Borrower shall not directly or indirectly create, incur or assume or permit any Subsidiary of Borrower (including, without limitation, any Owner or any US Bank Intermediate Entity) or Sole Member to create, incur or assume any Indebtedness other than (i) the Debt and the Senior Loan, (ii) unsecured trade payables incurred in the ordinary course of business consistent with past practice relating to the ownership and operation of the Property that are not evidenced by a note, (iii) Indebtedness permitted pursuant to items (i) through (iii) of Section 5.14 of this Agreement and (iv) the refinancing of any existing loan in accordance with Section 9.7 that matures during the Term of the Loan, provided that any excess proceeds from such refinancing are paid to Lender in accordance with Section 2.3.2 (collectively, "Permitted Indebtedness"). Nothing in this Section 5.22 or anywhere else in this Agreement will be deemed to prevent Borrower, or any Affiliate of Borrower, from drawing on lines of credit or amounts allowable under loans currently in place under which there is a right to draw additional funds (in amounts not to exceed the maximum amount available as of the date of this Agreement).

5.23 Licenses. Borrower shall not permit any Owner to Transfer any License required for the operation of any Property.

5.24 Compliance with Restrictive Covenants, Etc. Borrower will not permit any Owner to modify, waive in any material respect or release any easements, cross easements, licenses, air rights and rights-of-way, restrictive covenants or other Permitted Encumbrances or other similar property interests, or suffer, consent to or permit the foregoing, that would materially adversely affect the ownership, use or operation of a Property, without Lender's prior written consent, which consent may be granted or denied in Lender's sole discretion.

5.25 ERISA.

(1) Borrower shall not engage or permit any Borrower Party, as applicable, to engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by a Lender of any of its rights under its Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

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(2) Borrower shall not (and shall cause each Borrower Party not to) maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of Borrower or a Borrower Party to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of Borrower or Owner to become "plan assets," whether by operation of law or under regulations promulgated under ERISA.

(3) Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (A) no Borrower Party is or maintains an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) no Borrower Party is subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) the assets of Borrower do not constitute "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101.

5.26 Prohibited Transfers. Borrower shall not directly or indirectly (or allow any Borrower Party, as applicable, to directly or indirectly) make, suffer or permit the occurrence of any Transfer other than a Permitted Transfer. Notwithstanding anything stated to the contrary in this Agreement, the Owners shall have the right, from time to time to sell one or more of the Properties, as applicable, without Lender’s consent or approval provided that (a) all net proceeds (after repayment of all debt and paying all reasonable and customary closing costs and expenses to unaffiliated third parties and/or, subject to compliance with Section 6(f)(viii) of the Guaranty, to KBS Capital Advisors LLC) from any such sale are remitted to Lender in reduction of the Debt in accordance with the terms of Section 2.3.2(b) and (b) the sale is to a bona fide unrelated third party on arm's-length terms. In addition, subsidiaries of Guarantor (other than the Owners) shall have the right to sell one or more of the properties they own that are not part of the Property without Lender’s consent or approval provided that (a) all net proceeds (after repayment of all debt and paying all reasonable and customary closing costs and expenses to unaffiliated third parties and/or, subject to compliance with Section 6(f)(viii) of the Guaranty, to KBS Capital Advisors LLC) from any such sale are remitted to Lender in reduction of the Debt in accordance with the terms of Section 2.3.2(b) and (b) the sale is to a bona fide unrelated third party on arm's-length terms. Notwithstanding the preceding, or any other provision of this Agreement, Lender acknowledges that (i) any transfers of equity interests or other interests in any Borrower Party, or in any of the direct or indirect owners of any Borrower Party, is not prohibited (and is expressly permitted) as long as (A) prior written notice thereof is given to Lender, (B) KBS Real Estate Investment Trust, Inc. continues to own, either directly or indirectly, 100% of the ownership interests in such Borrower Party, and (C) the applicable Persons execute and deliver to Lender such documents as are necessary to ensure the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents are in no way affected by any such transfer, as determined by Lender in its sole discretion and; (ii) any mandatory redemption of shares pursuant to the SRP (including redemptions following the death or a Qualifying Disability of a shareholder, or a Determination of Incompetence, as such terms are as defined in the SRP), is not prohibited; and (iii) nothing in this provision will be deemed to restrict shareholders of Guarantor from transferring ownership interest in Guarantor provided that no such transfer or transfers shall, individually or in the aggregate, result in a Change of Control of Guarantor.

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5.27 Liens. Without Lender's prior written consent, Borrower shall not, nor permit Subsidiary of Borrower (including, without limitation, any Owner or any US Bank Intermediate Entity) or any Borrower Party, as applicable, to directly or indirectly, create, incur, assume, permit or suffer to exist any Lien on all or any portion of the Collateral, any Property or any direct or indirect legal or beneficial ownership interest in Borrower (or any Subsidiary thereof, including any Owner), Pledgor or Sole Member, except (a) Liens in favor of Lender, (b) Liens in connection with the refinancing of any Indebtedness in effect as of the date of this Agreement that complies with this Agreement (provided such Liens do not affect the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents), and (c) Permitted Encumbrances, unless such Lien is bonded or discharged within 60 days after Borrower or Owner first receives notice of such Lien.

5.28 Dissolution. Borrower shall not and shall not permit any Owner or any US Bank Intermediate Entity to (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the direct or indirect ownership and operation of the Collateral and the Property, as applicable, or (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower, any Owner or any US Bank Intermediate Entity, except to the extent expressly permitted by the Loan Documents and the Senior Loan Documents.

5.29 Intentionally Deleted.

5.30 Expenses. In addition to Borrower’s obligations under Section 5.33(c), Borrower shall reimburse Lender upon receipt of notice for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrower; (ii) Borrower's and Lender's ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender; (iv) filing and recording of any Loan Documents; (v) title insurance with respect to the Pledged Collateral, inspections and appraisals; (vi) the creation, perfection or protection of Lender's Liens in the Collateral and the Collateral Accounts (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender's Consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Collateral, or any other security given for the Loan; (viii) fees charged by Rating Agencies in connection with the Loan or any modification thereof, (ix) enforcing any obligations of or collecting any payments due from Borrower under any Loan Document or with respect to the Collateral or in connection with any refinancing or restructuring of the Loan in the nature of a "work-out", or any insolvency or bankruptcy proceedings and (x) any transfer taxes required to be paid in connection with the entry into, or enforcement of, the Loan Documents. Any costs and expenses due and payable to Lender hereunder which are not paid by Borrower within ten days after demand may be paid from any amounts in the Collateral Accounts, with notice thereof to Borrower. The obligations and liabilities of Borrower under this Section 5.30 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents.

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5.31 Indemnity. In addition to Borrower’s obligations under Section 5.33(c), Borrower shall defend, indemnify and hold harmless Lender and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an "Indemnified Party"), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the "Indemnified Liabilities") in any manner, relating to or arising out of or by reason of the Loan, including: (i) any breach by Borrower of its obligations under, or any misrepresentation by Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower; (iv) ownership of the Security Documents, the Collateral or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting the Property; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (x) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work; (xii) any failure of the Property to comply with any Legal Requirement; (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof, or any liability asserted against Lender with respect thereto; and (xiv) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall be payable on demand and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid. The obligations and liabilities of Borrower under this Section 5.31 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents.

5.32 Patriot Act Compliance.

(a) Borrower will (and will cause Owner to) use its good faith and commercially reasonable efforts to comply with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction over Borrower, Owner and the Property, including those relating to money laundering and terrorism. Lender shall have the right to audit Borrower's and Owner's compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Borrower, Owner and the Property, including those relating to money laundering and terrorism. In the event that Borrower fails to comply with the Patriot Act or any such requirements of governmental authorities, then Lender may, at its option, cause Borrower to (or to cause Owner to) comply therewith and any and all reasonable costs and expenses incurred by Lender in connection therewith shall be secured by the Pledge and the other Loan Documents and shall be immediately due and payable. For purposes hereof, the term "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

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(b) Borrower represents and warrants that neither Borrower nor Owner nor any partner in Borrower or member of such partner nor any owner of a direct or indirect interest in Borrower or Owner (i) is listed on any Government Lists (as defined below), (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (iv) is currently under investigation by any governmental authority for alleged criminal activity. For purposes hereof, the term "Patriot Act Offense" means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act. "Patriot Act Offense" also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term "Government Lists" means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control ("OFAC"), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in "Governmental Lists", or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in "Governmental Lists".

5.33 BBD1 Collateral Swap.

(a) Commencing on the date of this Agreement, Borrower shall, and shall cause Sole Member and Guarantor to, use commercially reasonable efforts to (i) (A) obtain all necessary consents for the granting of equity pledges (the “New Pledge”) satisfactory to Lender, in each BBD1 Owner, in substantially the same form as the Pledge, and (B) assist Lender in entering into, with the Senior Lender under the BBD1 Senior Loan, an intercreditor agreement on terms reasonably acceptable to Lender and/or enter into such other modifications of the Loan Documents in lieu of an intercreditor agreement as are reasonably acceptable to Lender (collectively, the “BBD1 Collateral Swap”), and (ii) effectuate the BBD1 Collateral Swap; provided that in no event will Borrower be required to incur any liability, contingent liability, or costs and expenses in connection with such efforts, except as provided in Section 5.33(c) of this Agreement.

(b) It is expressly understood by both Lender and Borrowers that if the BBD1 Collateral Swap is consummated, then all conditions of this Agreement shall remain in full force and effect; provided, however, (i) the definition of “Property” shall automatically be deemed to exclude the “Non-BBD1 Property”, (ii) the definition of “Collateral” and “Pledged Collateral” shall automatically be deemed to include the “BBD1 Owners” and to exclude the “Non-BBDI Owners”, (iii) the definition of “Pledge” shall thereafter refer to the New Pledge and the Pledge of the AFRT Cash Management Account, (iv) the representations, warranties and covenants shall thereafter only relate to the “BBD1 Property” and those relating to the Non-BBD1 Properties will have no further force and effect, (v) the definition of “Borrower” shall be deemed to refer only to KBS Acquisition Sub-Owner 2, LLC, all other Borrowers will be released from their obligations under this Agreement and KBS Acquisition Sub-Owner 2, LLC shall be deemed to assume all obligations of such other Borrowers, including all obligations under the Loan Documents with respect to the period prior to, and the period on and after, the BBD1 Collateral Swap; and (vi) Lender shall thereupon release all Collateral except for the New Pledge by KBS Acquisition Sub-Owner 2 and the Pledge of the AFRT Cash Management Account.

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(c) Borrower shall reimburse Lender for all costs and expenses that Lender may incur, promptly following request for reimbursement by Lender, and pay any costs the Senior Lender under the BBD1 Senior Loan may charge, in connection with the BBD1 Collateral Swap, including, without limitation, the costs of any outside legal counsel in connection with documenting the BBD1 Collateral Swap (the “BBD1 Collateral Swap Expenses”). Without limiting the liability of Borrower under Section 5.30 and Section 5.31, Borrower shall have no obligation to pay an aggregate amount for the BBD1 Collateral Swap Expenses that is greater than $500,000, and Borrower will be required to incur no additional obligations, liabilities, or non-cash expenses (including by providing any new guaranty of any kind) in connection with the BBD1 Collateral Swap Expenses or the New Pledge. If the BBD1 Collateral Swap Expenses to be incurred exceed $500,000, Lender may elect, in its discretion, to fund such amounts and proceed with the BBD1 Collateral Swap.

(d) Without limiting Section 5.33(a), following the occurrence of a BBD1 Termination Event, Borrower shall, and shall cause Sole Member and Guarantor to, use commercially reasonable efforts to assist Lender in entering into an intercreditor agreement with each Senior Lender on terms reasonably acceptable to Lender; provided that in no event will Borrower be required to incur any liability, contingent liability, or costs and expenses in connection with such efforts, except as provided in Section 5.33(c) of this Agreement.

5.34 Subordination of Fees. Borrower agrees that the liens of Lender, and Lender’s right to payment under the Loan Documents, shall be superior to and have priority over (a) the Management Agreement with any property manager that is an Affiliate of Guarantor, and any claim, lien, security interest or right to payment of any such property manager arising out of or in any way connected with its services performed under the Management Agreement, and (b) any fee, distributions or other payments from the Owners or Borrowers, as applicable (subject to the rights of the Senior Lenders under the Senior Loan Agreement); provided, however, that, so long as Guarantor’s Minimum Liquidity Amount is at least $10,000,000, KBS Capital Advisors LLC shall be entitled to receive all amounts to which it is entitled from time to time under the terms of the AIP Reimbursement Agreement or the Advisory Agreement; provided further that if either Lender or Borrower applies sums in the AFRT Cash Management Account to repay the Debt in accordance with Section 2.3.2 or 3.2(c), then Guarantor’s Minimum Liquidity Amount will be reduced one dollar for each dollar that is so applied by Lender. In furtherance of the foregoing, each property manager that is an Affiliate of Guarantor shall subordinate to Lenders’ right to payment under the Loan Documents, the following: (a) the Management Agreement; (b) any such claim or security interest a property manager may now or hereafter have against a Property and/or the rents, issues, profits and income therefrom; and (c) any right to payment of property manager arising out of or in any way connected with its services performed under the applicable Management Agreement. Upon reasonable request from Lender, from time to time, Borrower shall promptly deliver evidence reasonably acceptable to Lender that Guarantor’s Minimum Liquidity Amount is at least $10,000,000 (or such lower amount if funds from the AFRT Cash Management Account have been applied to pay down the Debt pursuant to Section 2.3.2 or Section 3.2(c)), which evidence shall be certified to be true and correct by the chief financial officer of Guarantor. In determining Guarantor’s Minimum Liquidity Amount, the funds available in, or paid to Lender from, the AFRT Cash Management Account, shall be deemed to be part of Guarantor’s Minimum Liquidity Amount (i.e., such amounts shall count toward, on a dollar for dollar basis, the $10,000,000 Minimum Liquidity Amount to be maintained).

5.35 Repurchase Facilities

(a) Borrower and its Affiliates shall (i) use the Loan to immediately repay all amounts outstanding under the Repurchase Facilities, (ii) cause the termination of the Repurchase Facilities immediately following the making of the Loan, (iii) obtain pay-off letters from the lenders under the Repurchase Facilities, and use commercially reasonable efforts to obtain terminations and releases of any and all collateral securing the Repurchase Facilities and (iv) file UCC terminations with respect to the collateral pledged to the lenders under the Repurchase Facilities, immediately upon being permitted to do so pursuant to the UCC (to the extent such lenders have not already done so).

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(b) In the event that the original Principal amount is not sufficient to satisfy the outstanding balance of the Repurchase Facilities, Guarantor or its Affiliates shall advance such funds (taking into account the Loan) as may be required to pay off the outstanding balance of the Repurchase Facilities in full.

5.36 Sale of Unencumbered Portfolio. By letter dated the date hereof, Borrower shall have authorized the manager of the property that is owned directly or indirectly by each Unencumbered Portfolio Owner (the “Unencumbered Property”), to sell each Unencumbered Property to a bona fide third party buyer (each, an “Unencumbered Property Sale”), as soon as is reasonably practicable after the date hereof, at a price recommended by such manager, provided that in Borrower’s reasonable determination the price and other terms of such sale are fair and reasonable in the circumstances, and Borrower shall, and shall cause the applicable Unencumbered Portfolio Owners to (a) execute and deliver such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to consummate each Unencumbered Property Sale and (b) apply the proceeds from each Unencumbered Property Sale in accordance with Section 2.3.2.

6.	NOTICES AND REPORTING

6.1 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a "Notice") shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party): If to Lender:

GRAMERCY INVESTMENT TRUST, 420 Lexington Avenue, New York, New York 10170, Attention: Michael G. Kavourias, Telecopier (212) 297-1090.

GARRISON INVESTMENT GROUP LP, 1350 Avenue of the Americas, 9th Floor, New York, NY 10019, Attn: Eric Rosenthal.

With a copy to:

Garrison Investment Group LP, 1350 Avenue of the Americas, 9th Floor, New York, NY 10019, Attn: Julian Weldon.

Skadden, Arps, Slate, Meagher and Flom, LLP, Four Times Square, New York, New York 10036, Attention: Harvey R. Uris, Esq., Telephone: (212) 735-2212, Fax: (917) 777-2212, Email: Harvey.Uris@skadden.com.

if to Borrower:

c/o KBS CAPITAL ADVISORS, 620 Newport Center Dr., Suite 1300, Newport Beach, California 092660, Attention: David E. Snyder, Telecopier: (949) 417-6518.

with a copy to:

Greenberg Traurig, LLP, 3161 Michelson Drive, Suite 1000, Irvine, California 92612, Attention: Bruce Fischer, Esq., Telecopier: (949) 732-6501.

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A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of overnight delivery, upon the first attempted delivery on a Business Day; or in the case of facsimile, upon the confirmation of such facsimile transmission. Promptly following receipt of a written request from Lender, Borrower shall provide the notice details of each Senior Lender and Servicer.

6.2 Borrower Notices and Deliveries. Borrower shall (a) give prompt written notice to Lender of: (i) any litigation, governmental proceedings or claims or investigations pending or threatened against Borrower, Sole Member or Owner which might materially adversely affect Borrower's, Sole Member's or Owner's condition (financial or otherwise) or business or the Collateral; (ii) any material adverse change in Borrower's, Sole Member's or Owner's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge; and (b) furnish and provide to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements in Borrower’s control or possession and reasonably requested, from time to time, by Lender. In addition, after request by Lender, Borrower shall furnish to Lender (but no more frequently than twice in any year), (x) within ten days, a certificate addressed to Lender, its successors and assigns reaffirming all representations and warranties of Borrower set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes, and (y) within 30 days and upon reasonable request from Lender, tenant estoppel certificates addressed to Lender, its successors and assigns from each tenant at any Property in form and substance reasonably satisfactory to Lender.

6.3 Financial Reporting.

6.3.1 Bookkeeping. Borrower shall keep (and shall cause Owner or Guarantor to keep on a consolidated basis) on a calendar year basis, in accordance with GAAP, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and Owner and all items of income and expense and any services, Equipment or furnishings provided in connection with the operation of the Property, whether such income or expense is realized by Borrower, Owner, Manager or any Affiliate of Borrower or Owner. Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrower shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

6.3.2 Senior Loan. Borrower shall deliver (or cause each Owner to deliver, as applicable) to Lender all of the financial statements, reports, certificates and related items delivered or required to be delivered by any Owner to Senior Lender under the Senior Loan Documents as and when due under the Senior Loan Documents, together with all notices received from any Senior Lender. Provided that each Borrower and each Owner (each such Person, a “Relevant Borrower”) (a) is in compliance with the reporting provisions of the Senior Loan Documents to which it is bound, (b) such Senior Loan Documents continue to bind such Relevant Borrower and remain in full force and effect and (c) Borrower continues to deliver copies of its reports to Lender, then such Relevant Borrower shall not be required to comply with the terms of Section 6.3.3 and Section 6.3.4. If a Relevant Borrower ceases to be in compliance with, or bound by, the reporting provisions in its applicable Senior Loan Documents, then such Relevant Borrower shall be required to comply with the terms of Section 6.3.3 and Section 6.3.4.

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6.3.3 Annual Reports. Subject to Section 6.3.2, and if Borrower’s obligation to deliver reports to Senior Lender is eliminated, then Borrower shall furnish to Lender annually, within 120 days after each calendar year, a complete copy of Borrower's and Owner's annual financial statements (unaudited) reasonably acceptable to Lender, each prepared by a certified practicing accountant, certified by the chief financial officer of each Borrower and prepared in accordance with GAAP and containing balance sheets and statements of profit and loss for Borrower, Owner and each Property (which may be consolidated statements) in such detail as Lender may request. Each such statement (x) shall be in form and substance reasonably satisfactory to Lender, (y) shall set forth the financial condition and the income and expenses for each Property for the immediately preceding calendar year, including statements of annual Net Operating Income as well as (1) a list of tenants, if any, occupying more than twenty percent of the rentable space of each Property, (2) a breakdown showing (a) the year in which each Lease then in effect expires, (b) the percentage of rentable space covered by such Lease, (c) the percentage of base rent with respect to which Leases shall expire in each such year, expressed both on a per year and a cumulative basis and (z) shall be accompanied by an Officer's Certificate certifying (1) that such statement is true, correct, complete and accurate and presents fairly the financial condition of each Property and has been prepared in accordance with GAAP and (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

6.3.4 Monthly/Quarterly Reports. Subject to Section 6.3.2, and if Borrower’s obligation to deliver reports to Senior Lender is eliminated, then Borrower shall furnish (or shall cause Owner to furnish) to Lender within 15 days after the end of each calendar month or calendar quarter (as indicated below) the following items: (i) monthly and year-to-date operating statements, noting Net Operating Income, cash flows, current assets and current liabilities of Guarantor and its Affiliates, and other information necessary and sufficient under GAAP to fairly represent the financial position and results of operation of each Property during such calendar month, all in form satisfactory to Lender; (ii) a balance sheet for such calendar month; (iii) a comparison of the budgeted income and expenses and the actual income and expenses for each month and year-to-date for each Property, together with a detailed explanation of any variances of 10% or more between budgeted and actual amounts for such period and year-to-date; (iv) a statement of the actual Capital Expenses made by Borrower or Owner during each calendar quarter as of the last day of such calendar quarter; (v) a statement that neither Borrower nor Owner has incurred any Indebtedness other than Indebtedness permitted hereunder or under the Senior Loan Documents; (vi) an aged receivables report and (vii) rent rolls identifying the leased premises, names of all tenants, units leased, monthly rental and all other charges payable under each Lease, date to which paid, term of Lease, date of occupancy, date of expiration, material special provisions, concessions or inducements granted to tenants, and a year-by-year schedule showing by percentage the rentable area of the Improvements and the total base rent attributable to Leases expiring each year) and a delinquency report for each Property. Each such statement shall be accompanied by an Officer's Certificate certifying (1) that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower, Owner and each Property in accordance with GAAP (subject to normal year-end adjustments) and (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

6.3.5 Other Reports. Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted to Owner or Borrower, as applicable, by independent public accountants in connection with any annual, interim or special audit of the financial statements of Owner or Borrower, as applicable, including any comment letter submitted by the independent accountants to management in connection with their annual audit. Borrower shall furnish (or shall cause Owner to furnish) to Lender, within ten Business Days after request, such further detailed information with respect to the operation of each Property and the financial affairs of Borrower, Sole Member, Owner or Manager as may be reasonably requested by Lender or any applicable Rating Agency.

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6.3.6 [Intentionally deleted].

6.3.7 Inspection. Borrower shall permit any authorized representatives designated by Lender to visit, examine, audit, and inspect, upon reasonable notice and during normal business hours, each Property including Borrower's financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and independent public accountants (with Borrower's representative(s) present in all instances), at such reasonable times during normal business hours and as often as may be reasonably requested. Borrower shall cause its Affiliates to make all books of account and records so available at the office where the same are regularly maintained. Lender shall have the right to copy, duplicate and make abstracts from such books and records as Lender may require. During the continuance of an Event of Default, Borrower shall pay any costs incurred by Lender to examine such books, records and accounts. Borrower acknowledges and agrees that (i) all of such audits, inspections and reports shall be made for the sole benefit of Lender, and not for the benefit of Borrower or any third party, and neither Lender nor Lender's auditors or inspectors or any of Lender's representatives, agents or contractors assumes any responsibility or liability (except to Lender) by reason of such audits, inspections or reports, (ii) Borrower will not rely upon any of such audits, inspections or reports for any purpose whatsoever, and (iii) the performance of such audits, inspections and reports will not constitute a waiver of any of the provisions of this Agreement or any other Loan Document or any of the obligations of Borrower hereunder or thereunder. Borrower further acknowledges and agrees that neither Lender nor Lender's inspector, representatives, agents or contractors shall be deemed to be in any way responsible for any matters related to design or construction of the Improvements or any construction work. At any time during the term of the Loan, Borrower shall cooperate with Lender and use reasonable efforts to assist Lender in obtaining an appraisal of each Property. Such cooperation and assistance from Borrower shall include but not be limited to the obligation to provide Lender or Lender's appraiser with the following: (i) reasonable access to each Property, (ii) a current certified rent roll for each Property in form and substance satisfactory to Lender, including current asking rents and a history of change in asking rents and historical vacancy for the past three years, (iii) current and budgeted income and expense statements for the prior three years, (iv) the then existing site plan and survey of each Property, (v) the building plans and specifications, including typical elevation and floor plans, to the extent in Borrower's possession or reasonably available to Borrower; (vi) the current and prior year real estate tax bills, (vii) a detailed list of past and scheduled capital improvements and the costs thereof, (viii) all environmental reports and other applicable information relating to each Property, and (ix) copies of all recent appraisals/property description information or brochures, including descriptions of amenities and services relating to each Property to the extent in Borrower's possession or reasonably available to Borrower. The appraiser performing any such appraisal shall be engaged by Lender and any such reports shall be the property of Lender, remain confidential and Lender shall have no obligation to provide such reports or any information therein to Borrower or Guarantor. Neither Guarantor nor Borrower shall be responsible for any fees payable to said appraiser in connection with an appraisal of each Property. Borrower shall cooperate with Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Loan Documents and, in connection therewith, not prohibit Lender, at its election, from participating in any such proceedings.

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7.	INSURANCE; CASUALTY; AND CONDEMNATION

7.1 Insurance.

7.1.1 Coverage. Except as otherwise provided in Section 7.5, Borrower, at its sole cost (or at Owner's sole cost), for the mutual benefit of Borrower, Owner and Lender, shall cause Owner to obtain and maintain during the Term the following policies of insurance:

(a) Property insurance insuring against loss or damage customarily included under so called “all risk” or “special form” policies including windstorm (including named windstorm) and, if required by Lender, flood (including seepage and sewer backup) and/or earthquake (including all sorts of earth movement) coverage and terrorism coverage (defined as certified and non-certified in the Terrorism Risk Insurance Act of November 26, 2002 “TRIA”) subject to subsection (j) below and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction. Such insurance policy shall also include ordinance and law insurance covering (i) loss to the undamaged portion of the property that is required to be demolished, (ii) the cost to demolish and clear the site of undamaged property, and (iii) the increased cost of construction to rebuild, in accordance with building codes and regulations in excess of the cost to rebuild with same materials and specifications as existed prior to the loss or damage in amounts satisfactory to Lender. Such insurance policy shall (I) be in an amount equal to 100% of the then current replacement cost of the Improvements without deduction for physical depreciation, (II) have deductibles no greater than $10,000 per occurrence, (III) be paid annually in advance (IV) be on a replacement cost basis and contain either no coinsurance or, if coinsurance, an agreed amount endorsement waiving coinsurance, and shall cover, without limitation, all tenant improvements and betterments that Borrower is required to insure on a replacement cost basis (V) cover soft costs including, but not limited to, real estate taxes, interest on the Loan, fees and other recurring expenses and (VI) include a standard joint loss agreement. Lender shall be named Loss Payee on a Standard Mortgagee Endorsement.

(b) Flood insurance if any property in the Property is located in an area now or hereafter designated by the Federal Emergency Management Agency as a Zone “A” & “V” Special Hazard Flood Area, or such other Special Hazard Flood Area if Lender so requires in its sole discretion. Such policy shall (i) be in an amount equal to the maximum available through the National Flood Insurance Program plus any additional limits the Lender may require and (ii) have a maximum permissible deductible of $25,000.

(c) Public liability insurance, including (i) "Commercial General Liability Insurance", (ii) "Owned", "Hired" and "Non Owned Auto Liability"; and (iii) umbrella liability coverage for personal injury, bodily injury, death, accident and property damage, such insurance providing in combination no less than containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year with no deductible or self insured retention; together with at least $25,000,000 excess and/or umbrella liability insurance for any and all claims. The policies described in this subsection shall also include coverage for elevators, escalators, independent contractors, "Contractual Liability" (covering, to the maximum extent permitted by law, Borrower's obligation to indemnify Lender as required under this Agreement and the other Loan Documents), "Products" and "Completed Operations Liability" coverage.

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(d) Rental loss and/or business interruption insurance (i) with Lender being named as "Lender Loss Payee", (ii) in an amount equal to one hundred percent (100%) of the projected gross income from each Property during the period of restoration; and (iii) containing an extended period of indemnity endorsement which provides that after the physical loss to each Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of eighteen (18) months from the date that Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such insurance shall be increased from time to time during the Term as and when the estimated or actual Rents increase.

(e) Comprehensive boiler and machinery insurance covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that Owner is required to insure pursuant to the lease on a replacement cost basis and in an amount equal to the lesser of (i) $2,000,000 and (ii) 100% of the full replacement cost of the Improvements on each Property (without any deduction for depreciation).

(f) Worker's compensation and disability insurance with respect to any employees of Owner, as required by any Legal Requirement.

(g) During any period of repair or restoration, builder's "all-risk" insurance on the so called completed value basis in an amount equal to not less than the full insurable value of each Property, against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender.

(h) Coverage to compensate for ordinance of law the cost of demolition and the increased cost of construction in an amount satisfactory to Lender.

(i) Such other insurance (including environmental liability insurance, earthquake insurance, mine subsidence insurance and windstorm insurance) as may from time to time be reasonably required by Lender in order to protect its interests.

(j) Notwithstanding anything in subsection (a) above to the contrary, Borrower shall be required to obtain and maintain coverage in its property insurance Policy (or by a separate Policy) against loss or damage by terrorist acts in an amount equal to 100% of the "Full Replacement Cost" of each Property; provided that such coverage is available. In the event that such coverage with respect to terrorist acts is not included as part of the "all risk" property policy required by subsection (a) above, Borrower shall, nevertheless be required to obtain coverage for terrorism (as stand alone coverage) in an amount equal to 100% of the "Full Replacement Cost" of each Property; provided that such coverage is available. Notwithstanding the foregoing, with respect to any such stand-alone policy covering terrorist acts, Borrower shall not be required to pay any Insurance Premiums solely with respect to such terrorism coverage in excess of the Terrorism Premium Cap (hereinafter defined); provided that if the Insurance Premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, Lender may, at its option (1) purchase such stand-alone terrorism Policy, with Borrower paying such portion of the Insurance Premiums with respect thereto equal to the Terrorism Premium Cap and the Lender paying such portion of the Insurance Premiums in excess of the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the Insurance Premiums payable with respect to such stand-alone terrorism Policy to the Terrorism Premium Cap. As used herein, (i) "Terrorism Premium Cap" means an amount equal to 150% of the aggregate Insurance Premiums payable with respect to all the insurance coverage under Section 7.1.1(a) for the last policy year in which coverage for terrorism was included as part of the "all risk" property policy required by subsection (a) above, adjusted annually by a percentage equal to the increase in the Consumer Price Index (hereinafter defined) and (ii) "Consumer Price Index" means the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York Metropolitan Statistical Area, All Items (1982-84 = 100), or any successor index thereto, approximately adjusted, and in the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information; and if the Consumer Price Index ceases to be published, and there is no successor thereto (i) such other index as Lender and Borrower shall agree upon in writing or (ii) if Lender and Borrower cannot agree on a substitute index, such other index, as reasonably selected by Lender. Borrower shall obtain the coverage required under this subsection (j) from a carrier which otherwise satisfies the rating criteria specified in Section 7.1.2 (a "Qualified Carrier") or in the event that such coverage is not available from a Qualified Carrier, Borrower shall obtain such coverage from the highest rated insurance company providing such coverage.

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7.1.2 Policies. All policies of insurance (the "Policies") required pursuant to Section 7.1.1 shall (i) be issued by companies approved by Lender and licensed to do business in the State, with a claims paying ability rating of "AA" or better by S&P (and the equivalent by any other Rating Agency) (provided, however for multi-layered policies, (A) if four (4) or less insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of "AA" or better by S&P (and the equivalent by any other Rating Agency), with no carrier below "BBB" (and the equivalent by any other Rating Agency) or (B) if five (5) or more insurance companies issue the Policies, then at least 60% of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of "AA" or better by S&P (and the equivalent by any other Rating Agency), with no carrier below "BBB" (and the equivalent by any other Rating Agency), and a rating of A:X or better in the current Best's Insurance Reports; (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee (in the case of property insurance), loss payee (in the case of business interruption/loss of rents coverage) and an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance) a Non-Contributory Standard Mortgagee Clause and a Lender's Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid, subject to the rights of Senior Lender; (iv) contain a waiver of subrogation against Lender; (v) subject to the rights of Senior Lender, be assigned and the originals thereof delivered to Lender; (vi) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including (A) endorsements providing that neither Borrower, Owner, Lender nor any other party shall be a co-insurer under the Policies, (B) that Lender shall receive at least 30 days' prior written notice of any modification, reduction or cancellation of any of the Policies, (C) an agreement whereby the insurer waives any right to claim any premiums and commissions against Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured and (D) providing that Lender is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums; (vii) in the event any insurance policy (except for general public and other liability and workers compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents; and (viii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrower shall cause Owner to pay the premiums for such Policies (the "Insurance Premiums") as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Senior Lender pursuant to the Senior Loan Agreement) receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender. If Borrower does not furnish such evidence and receipts at least 30 days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrower shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate. Borrower shall deliver (or cause Owner to deliver) to Lender a certified copy of each Policy within 30 days after its effective date. Within 30 days after request by Lender, Borrower shall obtain (or cause Owner to obtain) such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

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7.2 Casualty.

7.2.1 Notice; Restoration. If any Property is damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, subject to the requirements of the Senior Loan Documents, Borrower, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild (or shall cause Owner to promptly proceed to restore, repair, replace or rebuild) such property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction. Concurrently with the delivery to Senior Lender of any of the items required under the Senior Loan Agreement in connection with a restoration by Owner (a “Restoration”), Borrower shall cause such items to be concurrently delivered to Lender for Lender's prior approval; provided, however, Lender agrees not to unreasonably withhold its consent or approval with respect to any such item if Senior Lender has granted its consent or approval to Owner in connection with such matter.

7.2.2 Settlement of Proceeds. Except as provided in the Senior Loan Documents, if a Casualty covered by any of the Policies (an "Insured Casualty") occurs at an individual Property where the loss does not exceed $250,000, provided no Default or Event of Default has occurred and is continuing, Borrower may cause Owner to settle and adjust any claim without the prior consent of Lender; provided such adjustment is carried out in a competent and timely manner, and Borrower is hereby authorized to permit Owner to collect and receipt for the insurance proceeds (the "Proceeds"). In the event of an Insured Casualty where the loss equals or exceeds $250,000, Lender may, in its sole discretion but subject to the rights of the Senior Lender, settle and adjust any claim without the consent of Borrower or Owner and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds shall, if required by Senior Lender, be due and payable solely to Senior Lender and held by Senior Lender in accordance with the terms of the Senior Loan Agreement. The expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrower to Lender upon demand.

7.3 Condemnation.

7.3.1 Notice; Restoration. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting a Property (a "Condemnation") and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild (or cause Owner to promptly proceed to restore, repair, replace or rebuild) such property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation.

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7.3.2 Collection of Award. Except as provided in the Senior Loan Documents and subject to the rights of each Senior Lender, as applicable, Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power on behalf of each Owner to collect, receive and retain any award or payment in respect of a Condemnation at any Property (an "Award") and to make any compromise, adjustment or settlement in connection with such Condemnation. Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Notes. If a Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, subject to the rights of Senior Lender and whether or not a deficiency judgment on the Notes shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt. Borrower shall cause any Award that is payable to Borrower pursuant to Owner's operating agreement to be paid directly to Lender, to be applied as provided in this Agreement, subject to the rights of the Senior Lender under the Senior Loan Documents. The expenses incurred by Lender in the adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrower to Lender upon demand.

7.4 Application of Proceeds or Award. If, pursuant to the terms of the Senior Loan Documents, Owner is ever entitled to receive any portion of any Proceeds or Awards (i.e., such amounts are not required to be used for Restoration or to be applied to repayment of the Senior Loan), Borrower shall cause such portion of such Proceeds or Award to be deposited into a Subaccount designated and controlled by Lender, and all such amounts shall then be applied to the payment of the Debt.

7.5 Senior Loan. Provided that a Relevant Borrower (a) is in compliance with the insurance provisions of the Senior Loan Documents to which it is bound, and (b) such Senior Loan Documents continue to bind such Relevant Borrower and remain in full force and effect, then such Relevant Borrower shall not be required to comply with the terms of Section 7.1. If a Relevant Borrower ceases to be in compliance with, or bound by, the insurance provisions in its applicable Senior Loan Documents, then such Relevant Borrower shall be required to comply with the terms of Section 7.1. Notwithstanding anything to the contrary herein, the Unencumbered Portfolio Owner shall, until such time as the BBD1 Collateral Swap is consummated, be required to comply with the terms of Section 7.1.

8.	DEFAULTS

8.1 Events of Default. An "Event of Default" shall exist with respect to the Loan if any of the following shall occur:

(a) any portion of the Debt is not paid when due including, without limitation, as required pursuant to Section 2.3, Section 2.7, Section 5.30 and Section 5.33(c), within five (5) days of receipt of written request by Lender (other than in respect of any payment due on the Maturity Date for which no notice and cure period shall be applicable);

(b) any of the Taxes are not paid when due by Borrower or Owner;

(c) the Policies are not kept in full force and effect, or are not delivered to Lender upon request;

(d) a Transfer other than a Permitted Transfer occurs;

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(e) any representation or warranty made by Borrower or Guarantor or in any Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by Borrower or Guarantor in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

(f) Borrower, Sole Member, Owner or Guarantor shall make an assignment for the benefit of creditors;

(g) a receiver, liquidator or trustee shall be appointed for Borrower, Sole Member, Owner or Guarantor; or Borrower, Sole Member, Owner or Guarantor shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Sole Member, Owner or Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of Borrower, Sole Member, Owner or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Sole Member, Owner or Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within 90 days;

(h) Borrower or any Affiliate thereof, as applicable, breaches or fails to comply with any covenant contained in Sections 5.13 (SPE), 5.15 (Change in Business), 5.22 (Indebtedness), 5.25 (ERISA), 5.26 (Prohibited Transfers), 5.27 (Liens), 5.28 (Dissolution), 5.33 (BBD1 Collateral Swap), 5.34 (Subordination of Fees) or 5.35 (Repurchase Facilities); provided that if any such breach relates to Borrower’s alleged failure to use “commercially reasonable efforts” to cause an event or outcome to occur, such failure will not be an Event of Default unless Borrower is first presented with a written statement of the additional actions or efforts Lender believes should be taken or made, and 10 days to commence taking or making such additional actions or efforts.

(i) except as expressly permitted hereunder, the actual or threatened alteration, improvement, demolition or removal of all or any portion of the Improvements without the prior written consent of Lender;

(j) a default occurs under any term, covenant or provision set forth in the Guaranty (beyond any notice and cure periods provided therein), that has continued uncured, to Lender’s satisfaction, for five (5) days after notice from Lender to Borrower or Guarantor;

(k) a Default or Event of Default as defined or described in the BBD1 Senior Loan Documents or US Bank Senior Loan Documents occurs (after any applicable notice and cure periods set forth in the BBD1 Senior Loan Documents or US Bank Senior Loan Documents, as applicable); provided, however, if any such Default or Event of Default is a non-monetary Default or Event of Default, it shall not be an Event of Default under this Agreement unless and until the applicable Senior Lender accelerates the maturity of any portion of the outstanding Indebtedness pursuant to the BBD1 Senior Loan Documents or US Bank Senior Loan Documents, as applicable;

(l) a default occurs under any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired;

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(m) a default shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1, for ten days after notice to Borrower (and Guarantor, if applicable) from Lender, in the case of any default which can be cured by the payment of a sum of money, or within 30 days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such 30-day period, and Borrower (or Guarantor, if applicable) shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for an additional period of time as is reasonably necessary for Borrower (or Guarantor, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed 60 days;

(n) Borrower fails to comply fully, completely and timely with the covenants and agreements set forth in Section 10.1.8; or

(o) closing under the BBD1 Purchase Agreement fails to occur after all of the conditions to KBS Acquisition Sub-Owner 2, LLC's obligations to close have been satisfied, but only to the extent such failure arises from the failure of KBS Acquisition Sub-Owner 2, LLC to:

(i) execute and deliver, or cause to be executed and delivered, the documents required to be executed and delivered pursuant to the provisions of Section 6.1 of the BBDI Purchase Agreement, but only to the extent such failure does not arise out of any good faith dispute between Company and Seller regarding the form and content of any of such documents; or

(ii) remove and cause the satisfaction of any security instrument or other lien granted or executed by KBS Acquisition Sub-Owner 2, LLC, any Owner (as that term is defined in the BBDI Purchase Agreement) and /or any of their respective affiliates, as required by the terms of the BBDI Purchase Agreement, but only so long as either failure (in either clause (i) or clause (ii) above) continues for more than two business days following receipt by KBS Acquisition Sub-Owner 2, LLC of written notice from BBD1 Holdings LLC of its intent to exercise rights and remedies pursuant to Section 13.2 of the BBD1 Purchase Agreement.

8.2 Remedies.

8.2.1 Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in paragraph (f) or (g) of Section 8.1) and at any time and from time to time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Collateral; including declaring the Debt to be immediately due and payable (including unpaid interest), Default Rate interest, Late Payment Charges and any other amounts owing by Borrower), without notice or demand; and upon any Event of Default described in paragraph (f) or (g) of Section 8.1, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges and any other amounts owing by Borrower) shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

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8.2.2 Remedies Cumulative. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral, the Pledge and other Security Documents have been foreclosed, the Collateral has been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any portion of the Collateral for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of all or less than all of the Collateral, in its discretion. Borrower agrees that Lender may pursue all remedies available at law and equity, including seeking specific performance or an injunction, to enforce the terms of the Direction Letter.

8.2.3 Severance. To the extent agreed between the Lenders, each Lender shall have the right from time to time to sever its Note and the other Loan Documents into one or more separate notes, pledge and security agreements and other security documents in such denominations and priorities of payment and liens as Lender shall determine in its discretion for purposes of evidencing and enforcing its rights and remedies. Borrower shall execute and deliver to a Lender from time to time, promptly after the request of such Lender, a severance agreement and such other documents as such Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to such Lender. Borrower hereby absolutely and irrevocably appoints each Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, Borrower ratifying all that such attorney shall do by virtue thereof.

8.2.4 Delay. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of the Collateral to the extent necessary to foreclose on all or less than all of any portion of such Collateral.

8.2.5 Lender's Right to Perform. If Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five Business Days after Borrower's receipt of written notice thereof from Lender, without in any way limiting Lender's right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Pledge and other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

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9.	SENIOR LOANS

9.1 Compliance with Senior Loan Documents. Borrower shall (or shall cause Senior Borrowers to): (a) pay all principal, interest and other sums required to be paid by Senior Borrowers under and pursuant to the provisions of the Senior Loan Documents; (b) diligently perform and observe all of the terms, covenants and conditions of the Senior Loan Documents on the part of Senior Borrowers to be performed and observed, unless such performance or observance shall be waived in writing by Senior Lender; (c) promptly notify Lender of the giving of any notice by a Senior Lender to a Senior Borrower or Borrower of any default by such Senior Borrower in the performance or observance of any of the terms, covenants or conditions of the Senior Loan Documents on the part of Senior Borrowers to be performed or observed and deliver to Lender a true copy of each such notice; (d) deliver a true, correct and complete copy of all notices, demands, requests or material correspondence (including electronically transmitted items) given or received by Owner or Guarantor to or from the Senior Lender or its agent; and (e) not enter into or be bound by any Senior Loan Documents that are not approved by Lender. Without limiting the foregoing, Borrower shall cause Owner to fund all reserves required to be funded pursuant to the Senior Loan Documents. In the event of a refinancing of the Senior Loan permitted by the terms of this Agreement, Borrower will cause all reserves on deposit with any Senior Lender to be utilized by the applicable Senior Borrowers to reduce the amount due and payable to the Senior Lender or alternatively shall be remitted to Lender as a mandatory prepayment of the Loan.

9.2 Senior Loan Defaults.

(a) Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, if there shall occur any monetary default under any Senior Loan Document, Borrower hereby expressly agrees that Lender shall have the immediate right, without prior notice to Borrower, but shall be under no obligation: (i) to pay all or any part of any uncured delinquent amount and any other sums that are then due and payable; and (ii) to pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral. If a non-monetary default under any Senior Loan Document occurs, then Lender may perform any act or take any action on behalf of Borrower and/or any Senior Borrowers as may be appropriate, to cause all of the terms, covenants and conditions of such Senior Loan to be performed or observed. All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section 9.2 (including attorneys' fees) (i) shall constitute additional advances of the Loan to Borrower, (ii) shall increase the then unpaid Principal, (iii) shall bear interest at the Default Rate for the period from the date that such costs or expenses were incurred to the date of payment to Lender, (iv) shall constitute a portion of the Debt, and (v) shall be secured by the Pledge.

(b) Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including attorneys' and other professional fees, whether or not suit is brought, and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender as a result of the foregoing actions. Lender shall have no obligation to Borrower, Sole Member, Owner, Senior Borrowers or any other party to make any such payment or performance. Borrower shall not impede, interfere with, hinder or delay, and shall not permit Owner or Senior Borrowers to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default or asserted default under the Senior Loan, or to otherwise protect or preserve Lender's interests in the Loan and the Collateral following a default or asserted default under a Senior Loan.

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(c) Borrower hereby grants Lender and any person designated by Lender the right to enter upon each Property at any time following the occurrence and during the continuance of any default, or the assertion by Senior Lender that a default has occurred under the Senior Loan Documents, for the purpose of taking any such action or to appear in, defend or bring any action or proceeding to protect Borrower's, Owner's, Senior Borrowers’ and/or Lender's interest. Lender may take such action as Lender deems reasonably necessary or desirable to carry out the intents and purposes of this subsection (including communicating with Senior Lender with respect to any Senior Loan defaults), without prior notice to, or consent from, Borrower. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender.

(d) If Lender shall receive a copy of any notice of default under the Senior Loan Documents sent by Senior Lender to Senior Borrowers, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. As a material inducement to Lender's making the Loan, Borrower hereby absolutely and unconditionally releases and waives all claims against Lender arising out of Lender's exercise of its rights and remedies provided in this Section 9.2, except for Lender's gross negligence or willful misconduct. In the event that Lender makes any payment in respect of the Senior Loan, Lender shall be subrogated to all of the rights of Senior Lender under the Senior Loan Documents against the applicable Property, in addition to all other rights it may have under the Loan Documents.

9.3 Senior Loan Estoppels. Borrower shall (or shall cause Senior Borrowers to), from time to time, upon request by Lender, use reasonable efforts to obtain from Senior Lender such certificates of estoppel with respect to compliance by Senior Borrowers with the terms of the Senior Loan Documents as may be reasonably requested by Lender; provided that Lender will have no right to request an estoppel before the occurrence of a BBD1 Termination Event. In the event or to the extent that Senior Lender is not legally obligated to deliver such certificates of estoppel and is unwilling to deliver the same, or is legally obligated to deliver such certificates of estoppel but breaches such obligation, then Borrower shall not be in breach of this provision so long as Borrower furnishes to Lender an estoppel executed by Borrower and Senior Borrowers expressly representing to Lender the information requested by Lender regarding compliance by Senior Borrowers with the terms of the Senior Loan Documents. Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including attorneys' and other professional fees, whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Lender based in whole or in part upon any fact, event, condition, or circumstances relating to the Senior Loan which was misrepresented in, or which warrants disclosure and was omitted from such estoppel executed by Borrower and Senior Borrowers.

9.4 No Amendments to Senior Loan Documents. Subject to Section 9.7, without obtaining the prior written consent of Lender, Borrower shall not cause or permit Senior Borrowers to (i) enter into any amendment or modification of any of the Senior Loan Documents, (ii) grant to Senior Lender any consent or waiver or (iii) exercise any remedy available to Senior Borrowers under the Senior Loan Documents or any right or election under the Senior Loan Documents. Borrower shall cause Senior Borrowers to provide Lender with a copy of any amendment or modification to the Senior Loan Documents within five days after the execution thereof.

9.5 Acquisition of the Senior Loan. Without the prior written consent of Lender, neither Borrower, Sole Member, Owner, Senior Borrowers nor any Affiliate of any of them shall acquire or agree to acquire the Senior Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of the Senior Loan, via purchase, transfer, exchange or otherwise, and any breach or attempted breach of this provision shall constitute an Event of Default hereunder. If, solely by operation of applicable subrogation law, Borrower, Sole Member, Owner, Senior Borrowers or any Affiliate of any of them shall have failed to comply with the foregoing, then Borrower: (i) shall immediately notify Lender of such failure; (ii) shall cause any and all such prohibited parties acquiring any interest in the Senior Loan Documents: (A) not to enforce the Senior Loan Documents; and (B) upon the request of Lender, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly: (1) cancel the promissory note evidencing the Senior Loan, (2) re-convey and release the lien securing the Senior Loan and any other collateral under the Senior Loan Documents, and (3) discontinue and terminate any enforcement proceeding(s) under the Senior Loan Documents.

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9.6 Deed in Lieu of Foreclosure. Without the express prior written consent of Lender, Borrower shall not, and Borrower shall not cause, suffer or permit Senior Borrowers to, enter into any deed-in-lieu or consensual foreclosure with or for the benefit of Senior Lender or any of its affiliates. Without the express prior written consent of Lender, Borrower shall not, and Borrower shall not cause, suffer or permit Senior Borrowers to, enter into any consensual sale or other transaction in connection with the Senior Loan which could diminish, modify, terminate, impair or otherwise adversely affect the interests of Lender or Borrower, the Collateral or any portion thereof or any interest therein or of Senior Borrowers in the applicable Property or portion thereof or any interest therein.

9.7 Refinancing or Prepayment of the Senior Loan. Except as provided herein, the Senior Borrowers shall not (and Borrower shall not cause or permit Senior Borrowers to), refinance, amend, modify or replace any Senior Loan without the prior written consent of the Lender; provided, however, Lender shall not unreasonably withhold its consent if any refinancing, amendment, modification or replacement does not increase a Senior Borrowers obligations (including, without limitation, by increasing interest payments or the amount or frequency of required amortization payments) and Borrower complies with the terms of Section 2.3.2. Notwithstanding the foregoing, a Senior Borrower shall have the right to refinance a Senior Loan, and amend and modify any existing Senior Loan (each, a "Refinancing") with an unaffiliated third party that is an institutional lender upon terms negotiated on an arm's-length basis, provided that the following conditions are satisfied:

(a) the principal amount of the Refinancing shall not exceed the principal balance of the Senior Loan as of the date of closing of the Refinancing or, if it does exceed such amount, after the deduction of reasonable and customary expenses to non-Affiliates of Guarantor in connection with the Refinancing, such excess amount shall be used to pay down the Loan in accordance with the terms of Section 2.3.2;

(b) the weighted interest rate shall not exceed the then current interest rate payable under the Senior Loan;

(c) Lender shall have approved, in its reasonable discretion, all other terms and conditions of the Refinancing and all loan documents relating thereto;

(d) there shall be no accrual or deferral of interest payable thereunder;

(e) (i) the lender under the Refinancing shall have consented to the granting of a pledge in the equity of each Owner in favor of Lender, (ii) such equity pledges shall have been granted in favor of Lender, on substantially the same terms as provided in the Pledge and (iii) Lender and the lender under the Refinancing shall have entered into an intercreditor agreement upon terms that are reasonably acceptable to Lender; and

(f) no Default or Event of Default shall exist under the Loan Documents.

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9.8 Intercreditor Agreement. Borrower hereby acknowledges and agrees that any intercreditor agreement entered into between Lender and a Senior Lender (the "Intercreditor Agreement"), if any, will be solely for the benefit of Lender and such Senior Lender, and that Borrower and Senior Borrowers shall not be intended third-party beneficiaries of any of the provisions therein, shall have no rights thereunder and shall not be entitled to rely on any of the provisions contained therein. Except as otherwise contemplated herein, Borrower will incur no costs and expenses in facilitating the execution of an Intercreditor Agreement. Lender and Senior Lender shall have no obligation to disclose to Borrower the contents of the intercreditor agreement. Borrower's obligations hereunder are and will be independent of such intercreditor agreement and shall remain unmodified by the terms and provisions thereof.

10.	SPECIAL PROVISIONS

10.1 Sale of Notes and Secondary Market Transaction.

10.1.1 General; Borrower Cooperation. The Lenders shall have the right at any time and from time to time (i) to sell or otherwise transfer the Loan or any portion thereof or the Loan Documents or any interest therein to one or more investors, (ii) to sell participation interests in the Loan to one or more investors or (iii) to (A) securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities (the "Securities") or (b) create a collateralized debt obligation (“CDO”), secured by or evidencing ownership interests in the Note and the Security Documents (each such sale, assignment, participation, CDO and/or securitization is referred to herein as a "Secondary Market Transaction"). In connection with any Secondary Market Transaction, subject to Section 10.1.9 below, Borrower shall cooperate fully and in good faith with the Lenders and otherwise assist Lenders in satisfying the market standards to which Lenders customarily adhere or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any such Secondary Market Transactions, including: (a) to (i) provide such financial and other information with respect to the Property, the Collateral, each Borrower Party and their Affiliates, Manager and any tenants of the Property, (ii) provide business plans and budgets relating to the Property and (iii) permit to be performed such site inspection, appraisals, surveys, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Property, as may be reasonably requested from time to time by the Lenders or the Rating Agencies or as may be necessary or appropriate in connection with a Secondary Market Transaction or Exchange Act requirements (the items provided to the Lenders pursuant to this subsection (a) being called the "Provided Information"), together, if customary, with appropriate verification of and/or consents to the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to the Lenders and the Rating Agencies; (b) at Borrower's expense, cause counsel to render opinions customary in securitization transactions with respect to the Collateral, the Property, each Borrower Party and their Affiliates, which counsel and opinions shall be reasonably satisfactory to the Lenders and the Rating Agencies; (c) make such representations and warranties as of the closing date of any Secondary Market Transaction with respect to the Collateral, the Property, each Borrower Party and the Loan Documents as are customarily provided in such transactions and as may be reasonably requested by the Lenders or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; (d) provide current certificates of good standing and qualification with respect to the Borrower Parties from appropriate Governmental Authorities; and (e) execute such amendments to the Loan Documents and Borrower's organizational documents, as may be requested by Lender or the Rating Agencies or otherwise to effect a Secondary Market Transaction, provided that nothing contained in this subsection (e) shall result in a material economic change in the transaction. Notwithstanding anything herein to the contrary, Secondary Market Transaction (x) shall be undertaken at no cost or expense to Borrower other than the fees of its own counsel, (y) with respect to a sale or participation of more than fifty percent (50%) of the Debt, shall not be effectuated prior to the earlier of (A) the occurrence of an Event of Default and (B) December 31, 2012 and (z) prior the occurrence of an Event of Default, shall not be sold to any Prohibited Transferee.

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10.1.2 Use of Information. Borrower understands that all or any portion of the Provided Information and the Required Records may be included in disclosure documents in connection with a Secondary Market Transaction, including a prospectus or private placement memorandum (each, a "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers or other parties relating to the Secondary Market Transaction. If the Disclosure Document is required to be revised, Borrower shall cooperate with the Lenders in updating the Provided Information or Required Records for inclusion or summary in the Disclosure Document or for other use reasonably required in connection with a Secondary Market Transaction by providing all current information pertaining to the Borrower Parties, Manager, the Collateral and the Property necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

10.1.3 Borrower's Obligations Regarding Disclosure Documents. In connection with a Disclosure Document, Borrower shall: (a) if requested by Lender, certify in writing that the representations and warranties set forth in this Agreement are true and correct as of the date of such certification, or, if they are no longer true, set forth the applicable changes thereto; and consent to the reliance on such representations and warranties by the parties to any Secondary Market Transaction; and (b) indemnify (in a separate instrument of indemnity, if so requested by Lender) (i) any underwriter, syndicate member or placement agent (collectively, the "Underwriters") retained by Lender or its issuing company affiliate (the "Issuer") in connection with a Secondary Market Transaction, (ii) Lender and (iii) the Issuer that is named in the Disclosure Document or registration statement relating to a Secondary Market Transaction (the "Registration Statement"), and each of the Issuer's directors, each of its officers who have signed the Registration Statement and each person or entity who controls the Issuer or the Lender within the meaning of Section 15 of the Securities Act or Section 30 of the Exchange Act (collectively within (iii), the "Gramercy Group"), and each of its directors and each person who controls each of the Underwriters, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (the "Liabilities") to which Lender, the Gramercy Group or the Underwriter Group may become subject (including reimbursing all of them for any legal or other expenses actually incurred in connection with investigating or defending the Liabilities) if and to the extent that the Liabilities arise out of or are based upon the representations and warranties in such certification being untrue or incorrect in any material respect, or that arise out of or are based upon an omission of a material fact required to be stated in the applicable portions of such representations and warranties or necessary in order to make the statements in the applicable portions of such representations and warranties in light of the circumstances under which they were made, not misleading; provided, however, that Borrower shall not (i) be required to indemnify Lender for any Liabilities relating to untrue statements or omissions that Borrower identified to Lender in writing at the time of Borrower's examination of such representations and warranties, or (ii) to incur any out-of-pocket costs in connection with providing the representations and warranties, or any other actions, required under this Article 10.

10.1.4 Borrower Indemnity Regarding Filings. In connection with filings under the Exchange Act, Borrower shall (i) indemnify the Lender, the Lender Group and the Underwriter Group for any Liabilities to which Lender, the Lender Group or the Underwriter Group may become subject if and to the extent the Liabilities arise out of or are based upon the omission in the Provided Information of a material fact known to a Borrower Party and required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Lender Group or the Underwriter Group for any legal or other expenses actually incurred by Lender, Lender Group or the Underwriter Group in connection with defending or investigating the Liabilities.

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10.1.5 Indemnification Procedure. Promptly after receipt by an indemnified party under Section 10.1.3 or 10.1.4 of notice of the commencement of any action for which a claim for indemnification is to be made against Borrower, such indemnified party shall notify Borrower in writing of such commencement, but the omission to so notify Borrower will not relieve Borrower from any liability that it may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to Borrower. If any action is brought against any indemnified party, and it notifies Borrower of the commencement thereof, Borrower will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice of commencement, to assume the defense thereof with counsel satisfactory to such indemnified party in its discretion. After notice from Borrower to such indemnified party under this Section 10.1.5, Borrower shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both Borrower and an indemnified party, and any indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to Borrower, then the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Borrower shall not be liable for the expenses of more than one separate counsel unless there are legal defenses available to it that are different from or additional to those available to another indemnified party.

10.1.6 Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 10.1.3 or 10.1.4 is for any reason held to be unenforceable by an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 10.1.3 or 10.1.4, Borrower shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the Lender Group's and Borrower's relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it may not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

10.1.7 Rating Surveillance. Lender will retain the Rating Agencies to provide rating surveillance services on Securities at Lender’s sole cost and expense.

10.1.8 Severance of Loan. Lender shall have the right, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan as hereinafter provided. Without limiting the foregoing, Lender may (i) cause the Notes and the Pledge to be split into senior and one or more junior mortgage or mezzanine loans in whatever proportions Lender deems appropriate (which loans may be secured by mortgages and/or a pledge or direct or indirect partnership or membership interests in Borrowers), (ii) create one more senior and subordinate notes (i.e., an A/B or A/B/C structure) or (vi) to create multiple components of the note or notes (and allocate or reallocate the principal balance of the Loan between or among such notes) in each such case in whatever proportion and whatever priority Lender determines; provided, however, that the outstanding principal balance of all notes evidencing the Loan (or components of such notes) immediately after the effective date of such modification equals the outstanding principal balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all such notes (or components of such notes) immediately after the effective date of such modification equals the interest rates for all such notes (or components of such notes), immediately prior to such modification, and thereafter to sell, assign, transfer, participate, syndicate or securitize all or any part or any variant of the Loans.

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10.1.9 Costs. Notwithstanding anything stated to the contrary herein, any Secondary Market Transaction or any severance contemplated by Section 10.1.8, shall be effectuated without any additional cost, expense, liability or potential liability to Borrower, Guarantor or any of their respective Affiliates, other than the fees of their respective counsels.

10.1.10 Lead Lender. Borrower shall have no obligation to communicate with, or take instructions from, any Person with respect to the administration of the Loan, other than Agent (or its successor or assign), during the period prior to the earlier of (i) the occurrence of an Event of Default and (ii) December 31, 2012.

10.2 Conditions. The Lenders shall have no obligation to fund the Principal to Borrower unless and until the following are satisfied, as determined in the Lenders’ discretion:

(a) Borrower has furnished Lenders with evidence satisfactory to Lenders that (i) the Borrower Parties have invested an amount reasonably acceptable to Lenders in the Property, (ii) the available balance in the AFRT Cash Management Account is not less than $6,000,000, (iii) the total amount required to prepay the Repurchase Facilities in full, including the payment of the repurchase price, principal, interest and fees, is $38,980,245.08 and (iv) the Current Recourse Liability Amount is not greater than $122,588,300.

(b) Lenders have been issued, at Borrower’s cost, a UCC Eagle-9 insurance policy with respect to the Collateral as of the date of this Agreement in favor of each Lender by a title insurance company acceptable to Lenders.

(c) Borrower’s counsel has delivered to Lenders all customary legal opinions regarding each Borrower Party, the Loan Documents and the Loan. Such opinions shall include, without limitation, due formation, authorization and execution, non-contravention, choice of New York law, enforceability of the Loan transaction under New York law, usury and perfection of the security interests granted in the Collateral.

(d) Lenders shall have received a copy of the Direction Letter.

(e) Borrower shall have paid to each Lender, in immediately available funds, fifty percent (50%) of the Loan Fee and reimbursed Lenders for all costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, together with such other costs and expenses contemplated by Section 5.20 of this Agreement.

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11.	MISCELLANEOUS

11.1 Brokers and Financial Advisors.

(a) Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan. Borrower shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys' fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person (including any broker) that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 11.1 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

(b) Notwithstanding anything in Section 11.1(a) above to the contrary, Borrower hereby acknowledges that (i) at Lender's sole discretion, Broker may receive further consideration from Lender relating to the Loan or any other matter for which Lender may elect to compensate Broker pursuant to a separate agreement between Lender and Broker and (ii) Lender shall have no obligation to disclose to Borrower the existence of any such agreement or the amount of any such additional consideration paid or to be paid to Broker whether in connection with the Loan or otherwise.

11.2 Retention of Servicer.

(a) Lender reserves the right to retain the Servicer to act as its agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement, any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction or otherwise, together with such other powers as are reasonably incidental thereto. Borrower shall pay any reasonable fees and expenses of the Servicer in connection with a release of any portion of the Collateral, assumption or modification of the Loan, enforcement of the Loan Documents or any other action taken by Servicer hereunder on behalf of Lender.

(b) Subject to the terms of the Co-Lending Agreement between Agent and the Lenders dated on the date hereof, each Lender has designated and appointed Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender has authorized such Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall have no duties or responsibilities, except with respect to the Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

11.3 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement. All Borrower's covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

11.4 Lenders’ Discretion. Whenever pursuant to this Agreement or any other Loan Document, the Lenders exercise any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to the Lenders or is to be in Lenders’ discretion, the decision of the Lenders to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in the Lenders’ discretion shall (except as is otherwise specifically herein provided) be in the sole discretion of the Lenders and shall be final and conclusive.

53

11.5 Governing Law.

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE, AT LENDER’S ELECTION, INSTITUTED IN ANY FEDERAL OR STATE COURT IN (I) NEW YORK COUNTY, NEW YORK, (II) THE STATE OF DOMICILE OF THE BORROWER OR (III) THE STATE OF DOMICILE OF THE GUARANTOR AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK. BORROWER DOES HEREBY DESIGNATE AND APPOINT NATIONAL REGISTERED AGENTS, INC., 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, ATTENTION: SERVICE OF PROCESS DEPARTMENT, NEW YORK, NEW YORK, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

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11.6 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, nor exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount.

11.7 Trial by Jury. BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

11.8 Headings/Exhibits. The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Exhibits attached hereto, are hereby incorporated by reference as a part of the Agreement with the same force and effect as if set forth in the body hereof.

11.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.10 Preferences. Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Debt. To the extent Borrower makes a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

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11.11 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to Borrower.

11.12 Remedies of Borrower. If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrower's sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Borrower specifically waives any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on Borrower's behalf.

11.13 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

11.14 Offsets, Counterclaims and Defenses. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents. Any assignee of Lender's interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which Borrower may otherwise have against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

11.15 Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the Loan, Lender or any member of the Lender Group, a Loan purchaser, the Servicer or the trustee in a Secondary Market Transaction, shall be subject to the prior written approval of Lender. Lender shall have the right to issue any of the foregoing without Borrower's approval. Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Borrower’s (or any of Borrower’s Affiliates) right to disclose information relating to this Agreement or the Loan (a) to the extent compelled by law or (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the SEC) by Guarantor or any entity holding an interest (direct or indirect) in Borrower.

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11.16 No Usury. Borrower and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 11.16 shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Notes or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender's exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower's and Lender's express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

11.17 Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.

11.18 No Third Party Beneficiaries. The Loan Documents are solely for the benefit of each Lender and Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than each Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

11.19 [Intentionally omitted].

11.20 Assignment. Subject to Section 10.1, the Loan, the Notes, the Loan Documents and/or Lender's rights, title, obligations and interests therein may be assigned by Lender and any of its successors and assigns to any Person at any time in its discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise. Upon such assignment, all references to Lender in this Loan Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender. Borrower may not assign its rights, title, interests or obligations under this Loan Agreement or under any of the Loan Documents.

11.21 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower, Owner, Sole Member or Guarantor, or any of their respective creditors or property, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings for the entire Debt at the date of the institution of such proceedings and for any additional amount which may become due and payable by Borrower hereunder after such date.

11.22 Waiver of Stay. Borrower agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive Borrower from paying all or any portion of the Debt or which may affect the covenants or the performance of this Agreement; and Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

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11.23 Certain Additional Rights of Lender. Notwithstanding anything to the contrary which may be contained in this Agreement, Lender shall have:

(i) the right to routinely consult with Guarantor’s and Borrower’s management regarding the significant business activities and business and financial developments of Borrower; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances;

(ii) the right, in accordance with the terms of this Agreement and the other Loan Documents, to examine the books and records of Guarantor and Borrower at any time upon reasonable notice; and

(iii) the right, without restricting any other rights of Lender under this Agreement or the other Loan Documents (including any similar right), to restrict the transfer of direct or indirect interests in Borrower, and the right to restrict the transfer of interests in any Borrower Party, except for any transfer that is a Permitted Transfer.

11.24 Set-Off. In addition to any rights and remedies of Lender provided by this Loan Agreement and by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

11.25 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

11.26 Joint and several liability. The liability of the Borrowers under this Agreement shall be joint and several.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

KBS REIT PROPERTIES, LLC,
a Delaware limited liability company

By:	KBS LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

	By:	KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation,
its general partner

		By:	_/s/ David E. Snyder
David E. Snyder,
Chief Financial Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

KBS ACQUISITION SUB-OWNER 5, LLC,
KBS ACQUISITION SUB-OWNER 6, LLC,
KBS ACQUISITION SUB-OWNER 7, LLC,
KBS ACQUISITION SUB-OWNER 8, LLC,
each a Delaware limited liability company

By:	KBS ACQUISITION SUB, LLC,
a Delaware limited liability company,
its sole member

	By:	KBS ACQUISITION HOLDINGS, LLC,
a Delaware limited liability company,
its sole member

		By:	KBS GKK PARTICIPATION HOLDINGS I, LLC,
a Delaware limited liability company,
its sole member

			By:	KBS DEBT HOLDINGS, LLC,
a Delaware limited liability company,
its sole member

				By:	KBS LIMITED PARTNERSHIP,
a Delaware limited partnership,
its manager

					By:	KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation,
its sole general partner
By:
/s/ David E. Snyder
David E. Snyder,
Chief Financial Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

LENDER:

GRAMERCY INVESTMENT TRUST,

a Maryland real estate investment trust

By:	_/s/ Benjamin P. Harris
Name: Benjamin P. Harris
Title: President

[SIGNATURES CONTINUE ON NEXT PAGE]

LENDER:

GARRISON COMMERCIAL FUNDING XI LLC,

a Delaware, limited liability company

By:	_Julian Weldon
Name: Julian Weldon
Title: Secretary

[SIGNATURES CONTINUE ON NEXT PAGE]

AGENT:

GRAMERCY LOAN SERVICES LLC,
a Delaware limited liability company

By:	_/s/ Benjamin P. Harris
Name: Benjamin P. Harris
Title: President

[SIGNATURES CONTINUE ON NEXT PAGE]

JOINDER TO LOAN AGREEMENT

KBS Capital Advisors, LLC has caused this Joinder to Loan Agreement to be duly executed by its duly authorized representative, as of the day and year first above written, for the purpose of agreeing to be bound by Section 5.34 of this Agreement:

KBS ADVISOR

KBS CAPITAL ADVISORS LLC,

a Delaware liability company

By:	_/s/ David E. Snyder
Name: David E. Snyder
Title: Chief Financial Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

KBS Beneficiary has caused this Joinder to Loan Agreement to be duly executed by its duly authorized representative, as of the day and year first above written, for the purpose of agreeing to be bound by Sections 3.2, 3.3 and 4.24 of this Agreement:

KBS BENEFICIARY

KBS GKK PARTICIPATION HOLDINGS I, LLC,

a Delaware limited liability company

By:	KBS DEBT HOLDINGS, LLC,
a Delaware limited liability company,
its sole member

	By:	KBS LIMITED PARTNERSHIP,
a Delaware limited partnership,
its manager

		By:	KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation,
its sole general partner

_/s/ David E. Snyder
			By:	David E. Snyder
Chief Financial Officer

INDEX OF TERMS

The following terms are defined in the sections or Loan Documents indicated below:

"Applicable Taxes" - 2.2.3

"Award" - 7.3.2

"Bankruptcy Proceeding" - 4.7

"Broker" - 11.2

"Casualty" - 7.2.1

"Condemnation" - 7.3.1

"Disclosure Document" - 9.1.2

"Easements" - 4.14

"Environmental Laws" - 4.21

"Event of Default" - 8.1

"Exchange Act" - 9.1.2

"Fitch" - 1.1 (Definition of Rating Agency)

"Hazardous Substances" - 4.21

"Indemnified Liabilities" - 5.30

"Indemnified Party" - 5.30

"Independent Director" - Schedule 4

"Insurance Premiums" - 7.1.2

"Insured Casualty" - 7.2.2

"Intercreditor Agreement" - 9.8

"Issuer" - 9.1.3

"Late Payment Charge" - 2.5.3

"Lender Group" - 9.1.3

"Lender's Consultant" - 5.7.1

"Liabilities" - 9.1.3

I-1

"Licenses" - 4.11

"Loan" - 2.1

"Loan Fee" - 2.7

"Moody's" - 1.1 (Definition of Rating Agency)

"New Payment Date"- 2.2.5

"Notice" - 6.1

"O&M Program" - 5.8.3

"OFAC" - 5.31

"Patriot Act" - 5.31

"Patriot Act Offense" - 5.31

"Permitted Indebtedness" - 5.22

"Pledged Collateral" - Section 1.1. (Definition of Loan Documents)

"Policies" - 7.1.2

"Principal" - 2.1

"Proceeds" - 7.2.2

"Proposed Material Lease" - 5.10.2

"Provided Information" - 10.1.1

"Registration Statement" - 10.1.3

"Remedial Work" - 5.7.2

"Required Records" - 6.3.6

"Reserve Account" - Section 1.1. (Definition of Loan Documents)

"Reserve Amount" - Section 3.1(a))

"Restoration" – Section 7.2.1.

"S&P" - 1.1 (Definition of Rating Agency)

"Secondary Market Transaction" - 10.1.1

"Securities" - 10.1.1

I-2

"Securities Act" - 10.1.2

"Special Purpose Bankruptcy Remote Entity" - 5.13

"Subaccounts" - 3.1(b)

"Toxic Mold" – 4.21

"Underwriter Group" - 10.1.3

"Underwriters" - 10.1.3

I-3

Schedule 1

Exceptions to Representations and Warranties

I. Current Recourse Liabilities

Lender	Percentage Recourse	Percentage Recourse

Bank of America	25%	$28,500,000

US Bank	25%	$15,000,000

US Bank	25%	$23,750,000

Midland	N/A	$1,150,000

Midland	N/A	$397,559

CF Branch Trust/Midtown Acquisitions (Repurchase Facility)		$39,023,495

Wells Fargo	N/A	$13,753,360

Certain Bonds		$1,013,845

Total:		$122,588,259

II. Affiliate Agreements

1.	Advisory Agreement;
2.	AIP Reimbursement Agreement; and

3.	Agreements between KBS Real Estate Investment Trust, Inc., and KBS Capital Markets Group, LLC and/or its broker dealers or financial planners.

Schedule 1-1

Schedule 2

Property Management Agreements

I.	U.S. Bank Loan Portfolio - Property Management Agreements

1.	Real Estate Property Management Agreement, dated as of November 9, 2007, between KBS Woodfield Preserve, LLC, a Delaware limited liability company, as owner, and CB Richard Ellis, Inc., a Delaware corporation (“CB Richard Ellis”), as manager.

2.	Real Estate Property Management Agreement, dated as of May 30, 2008, between KBS Millennium I, LLC, a Delaware limited liability company, as owner, acting through KBS Capital Advisors, LLC, a Delaware limited liability company, as owner’s representative, and PM Realty Group, LP, a Delaware limited partnership, as manager.

3.	University Park Property Management Agreement, dated as of August 1, 2008, between KBS University Park, LLC, a Delaware limited liability company, as owner, and CB Richard Ellis, as manager.

4.	Real Estate Property Management Agreement, dated as of August 18, 2008, between KBS Meridian Tower, LLC, a Delaware limited liability company, as owner, and Commercial Realty, LLC d/b/a CB Richard Ellis/Oklahoma, AMO®, as manager.

5.	North Creek Property Management Agreement, dated as of August 28, 2008, between KBS North Creek, LLC, a Delaware limited liability company, as owner, and CB Richard Ellis, as manager.

6.	City Gate Plaza Property Management Agreement, dated as of November 25, 2008, between KBS City Gate Plaza, LLC, a Delaware limited liability company, as owner, and CB Richard Ellis, as manager.

II.	Single Borrower Loan Portfolio - Property Management Agreements

1.	Property Management Agreement, dated as of September 10, 2002, between First States Property No. 14, LLC, as owner, and First States Management Corp., LLC, a Delaware limited liability company, as manager.

2.	Property Management Agreement, dated as of September 10, 2002, between First States Property No. 36, LLC, as owner, and First States Management Corp., LLC, a Delaware limited liability company, as manager.

3.	Property Management Agreement, dated as of September 10, 2002, between First States Property No. 48, LLC, as owner, and First States Management Corp., LLC, a Delaware limited liability company, as manager.

Schedule 2-1

III.	Unencumbered Portfolio - Property Management Agreements

1.	Property Management Agreement dated as of October 1, 2004 between First States Investors 5200, LLC, a Delaware limited liability company, as owner, and First States Management Corp., LLC a Delaware limited liability company, as manager.

2.	Property Management Agreement between First States Investors 4100D, L.P., a Delaware limited partnership, as owner, and First States Management Corp., LP, a Delaware limited partnership, as manager.

IV.	BBD1 Loan Portfolio - Property Management Agreement

1.	Management Agreement, dated as of June 30, 2003, between First States Investors 5000A, LLC, a Delaware limited liability company, as owner, and First States Management Corp., LLC, a Delaware limited liability company, as manager.

Schedule 2-2

Schedule 3

Organization of Borrower

KBS REAL ESTATE INVESTMENT TRUST, INC.
SINGLE BORROWER LOAN PORTFOLIO AND UNENCUMBERED PROPERTIES PORTFOLIO OWNERSHIP STRUCTURE

KBS Real Estate Investment Trust, Inc. (MD)
100%
KBS REIT Holdings LLC (DE)
99% (GP)
1% (LP)
KBS Limited Partnership (DE)
100%
KBS Debt Holdings, LLC (DE)
100%
KBS GKK Participation Holdings I, LLC (DE)
100%
KBS Acquisition Holdings, LLC (DE)
100%
KBS Acquisition Sub, LLC[1] (DE)
= Pledgor
= Pledged Interest
= Real Property
100%
KBS Acquisition Sub-Owner 5, LLC (DE)
100%
First States Properties No. 36, LLC (PA)
[Unity Kenilworth Loan] 536 or 0036 Kenilworth, NJ
100%
KBS Acquisition Sub-Owner 6, LLC (DE)
100%
First States Properties No. 48, LLC (PA)
[Unity Millburn Loan] 548 or 0048 Millburn, NJ
100%
KBS Acquisition Sub-Owner 7, LLC (DE)
100%
First States Investors 225, LLC (DE)
First States Investors 4000F, LLC (DE)
First States Investors 5300, LLC (DE)
5170 – FSI 225, LLC Sub-Lease with BOA For 15,935 Sq. Ft.
917 or 302A Hickory Parking Lot, NC [SP]
First States Investors 4100D GP, LLC (DE)
99.5%
.5%
First States Investors 4100D, L.P. (DE)
[HFS] 5463 Cocoa Village Dt, FL
[SP] 5275 Gulfgate Mn. Bldng. Sarasota, FL
UNENCUMBERED PROPERTIES
4105D Black Mountn-ACU, NC
4111D Calabash/Sublease, NC
[4126D Draper (Abandoned), Eden, NC]
4127D Dunn Main Office, NC
4132D Fairplains/Aban, N Wilkesboro, NC
4139D Havelock-Abandnd, Havelock, NC
4163D North Mn ST-ACU, Tarboro, NC
4173D Richlands/Sublse, Richlands, NC
4188D Tarboro Mn Ofc, NC
4196D Washington Comr, Washington,NC
100%
KBS Acquisition Sub-Owner 8, LLC (DE)
100%
First States Properties No. 14, LLC (PA)
[Unity Berkley Loan] 514 or 0014 Berkeley Heights, NC
100%
KBS Acquisition Sub-Owner 10, LLC (DE)
First States Investors 104 GP, LLC (DE)
100%
First States Investors 104, L.P. (DE)
[101 Independence Loan] 900 Charlotte, NC
100%
KBS Acquisition Sub-Owner 26, LLC (DE)
100%
First States Properties No. 27, LLC (PA)
[Univest Loan] 527 or 0027 Feasterville, PA

[1] Pledgor of membership interests in KBS Acquisition Sub-Owner 10, LLC and KBS Acquisition Sub-Owner 26, LLC only.

Schedule 3-1

Schedule 3-2

Schedule 4

Definition of Special Purpose Bankruptcy Remote Entity

A "Special Purpose Bankruptcy Remote Entity" means (x) a limited liability company that is a Single Member Bankruptcy Remote LLC or (y) a corporation, limited partnership or limited liability company which at all times since its formation and at all times thereafter:

(i) was and will be organized solely for the purpose of (A) owning the Property or (B) acting as a general partner of the limited partnership that owns the Property or member of the limited liability company that owns the Property;

(ii) has not engaged and will not engage in any business unrelated to (A) the ownership of the Property, (B) acting as general partner of the limited partnership that owns the Property or (C) acting as a member of the limited liability company that owns the Property, as applicable;

(iii) has not had and will not have any assets other than those related to the Property or its partnership or member interest in the limited partnership or limited liability company that owns the Property, as applicable;

(iv) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of partnership or membership interests or the like, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable);

(v) if such entity is a limited partnership, has and will have, as its only general partners, Special Purpose Bankruptcy Remote Entities that are corporations;

(vi) if such entity is a corporation, has and will have at least one Independent Director, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless all of the directors and all Independent Directors shall have participated in such vote;

(vii) if such entity is a limited liability company, has and will have at least one member that has been and will be a Special Purpose Bankruptcy Remote Entity that is the managing member of such limited liability company;

(viii) if such entity is a limited liability company, has and will have articles of organization, a certificate of formation and/or an operating agreement, as applicable, providing that (A) such entity will dissolve only upon the bankruptcy of the managing member, (B) the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the limited liability company in the event of such bankruptcy of the managing member and (C) if the vote of a majority-in-interest of the remaining members to continue the life of the limited liability company following the bankruptcy of the managing member is not obtained, the limited liability company may not liquidate the Property without the consent of the applicable Rating Agencies for as long as the Loan is outstanding;

(ix) has not, and without the unanimous consent of all of its partners, directors or members (including all Independent Directors and/or Independent Managers), as applicable, will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest take any Bankruptcy Action;

Schedule 4-1

(x) has remained and will remain solvent and has maintained and will maintain adequate capital in light of its contemplated business operations;

(xi) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(xii) has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns;

(xiii) has maintained and will maintain its books, records, resolutions and agreements as official records;

(xiv) has not commingled and will not commingle its funds or assets with those of any other Person;

(xv) has held and will hold its assets in its own name;

(xvi) has conducted and will conduct its business in its name only, and has not and will not use any trade name;

(xvii) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person;

(xviii) has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;

(xix) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(xx) has maintained and will maintain an arm's-length relationship with its Affiliates;

(xxi) (a) if such entity owns the Property, has and will have no Indebtedness other than the Permitted Indebtedness, or (b) if such entity acts as the general partner of a limited partnership which owns the Property, has and will have no Indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as general partner of the limited partnership which owns the Property which (1) do not exceed, at any time, $10,000 and (2) are paid within thirty (30) days of the date incurred, or (c) if such entity acts as a managing member of a limited liability company which owns the Property, has and will have no Indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which owns the Property which (1) do not exceed, at any time, $10,000 and (2) are paid within thirty (30) days of the date incurred;

(xxii) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Loan;

(xxiii) has not and will not acquire obligations or securities of its partners, members or shareholders;

(xxiv) has allocated and will allocate fairly and reasonably shared expenses, including shared office space, and uses separate stationery, invoices and checks;

Schedule 4-2

(xxv) except in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other Person;

(xxvi) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person;

(xxvii) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxviii) has not made and will not make loans to any Person;

(xxix) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it;

(xxx) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party;

(xxxi) has and will have no obligation to indemnify its partners, officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation; and

(xxxii) will consider the interests of its creditors in connection with all corporate, partnership or limited liability company actions, as applicable.

"Independent Director" means in the case of a corporation, a natural person who, for the five (5) year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not, directly or indirectly:

(a) an employee, manager, stockholder, director, member, partner, officer, attorney or counsel of the corporation or any of its Affiliates (other than his or her service as an Independent Director of the corporation),

(xxxiii) a creditor, customer of, or supplier or other Person who derives any of its purchases or revenues from its activities with the corporation or any of its shareholders or Affiliates (other than his or her service as an Independent Director if such Person has been provided by a nationally-recognized company that provides professional independent managers),

(xxxiv) a Person controlling or under common control with any such employee, manager, stockholder, director, member, partner, officer, attorney, counsel, customer, supplier or other Person, or

(xxxv) any member of the immediate family (including a grandchild or sibling) of a person described in clauses (i), (ii) or (iii) immediately above. A natural person who otherwise satisfies the foregoing definition shall not be disqualified from serving as an Independent Director of the corporation because such person is an independent director of a "Special Purpose Bankruptcy Remote Entity" affiliated with the corporation that does not own a direct or indirect equity interest in the corporation or any entity that is a co-borrower with the corporation if such individual is an independent director provided by a nationally-recognized company that provides professional independent directors.

Schedule 4-3

"Independent Manager" means in the case of a limited liability company, (a) a member that is a Special Purpose Bankruptcy Remote Entity, (b) a Special Purpose Bankruptcy Remote Entity that is not a member or (c) a natural person who, for the five (5) year period prior to his or her appointment as Independent Manager is not, directly or indirectly:

(a) an employee, manager, stockholder, director, member, partner, officer, attorney or counsel of the limited liability company or any of its Affiliates (other than his or her service as an Independent Manager or Special Member of the limited liability company),

(xxxvi) a creditor, customer of, or supplier or other Person who derives any of its purchases or revenues from its activities with the limited liability company or any of its members or Affiliates (other than his or her service as an Independent Manager if such Person has been provided by a nationally-recognized company that provides professional independent managers),

(xxxvii) a Person controlling or under common control with any such employee, manager, stockholder, director, member, partner, officer, attorney, counsel, customer, supplier or other Person, or

(xxxviii) any member of the immediate family (including grandchildren or siblings) of a person described in clauses (i), (ii) or (iii) immediately above. A natural person who otherwise satisfies the foregoing definition shall not be disqualified from serving as an Independent Manager of the limited liability company because such person is an independent manager of a "Special Purpose Bankruptcy Remote Entity" affiliated with the limited liability company that does not own a direct or indirect equity interest in the limited liability company or any entity that is a co-borrower with the limited liability company if such individual is an independent manager provided by a nationally-recognized company that provides professional independent managers.

"Single Member Bankruptcy Remote LLC" means a limited liability company organized under the laws of the State of Delaware which at all times since its formation and at all times thereafter

(a) complies with the following clauses of the definition of Special Purpose Bankruptcy Remote Entity above: (i)(A), (ii)(A), (iii), (iv), (ix), (x), (xi) and (xiii) through (xxxii);

(xxxix) has maintained and will maintain its accounts, books and records separate from any other person;

(xl) has and will have an operating agreement which provides that the business and affairs of Borrower shall be managed by or under the direction of

(A) a board of one (1) or more directors designated by the sole member of the Single Member Bankruptcy Remote LLC (the "Sole Member"), and at all times there shall be at least two (2) duly appointed Independent Directors on the board of directors, and the board of directors will not take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless, at the time of such action there are at least two (2) members of the board of directors who are Independent Directors, and all of the directors and all Independent Directors shall have participated in such vote or

(B) Sole Member, provided that at all times there shall be at least two (2) Independent Managers designated by Sole Member and the operating agreement provides that Sole Member shall not take any Bankruptcy Actions without the unanimous affirmative vote of one hundred percent (100%) of the Independent Managers;

Schedule 4-4

(xli) has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding,

(A) upon the occurrence of any event that causes Sole Member to cease to be a member of Borrower (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (y) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), one of the Independent Managers shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of Borrower, automatically be admitted as the sole member of Borrower (the "Special Member") and shall preserve and continue the existence of Borrower without dissolution,

(B) no Special Member may resign or transfer its rights as Special Member unless (x) a successor Special Member has been admitted to Borrower as a Special Member, and (y) such successor Special Member has also accepted its appointment as an Independent Manager and

(C) except as expressly permitted pursuant to the terms of this Agreement, Sole Member may not resign and no additional member shall be admitted to Borrower;

(xlii) has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding,

(A) Borrower shall be dissolved, and its affairs shall be would up only upon the first to occur of the following: (x) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the "Act") or (y) the entry of a decree of judicial dissolution under Section 18-802 of the Act;

(B) upon the occurrence of any event that causes the last remaining member of Borrower to cease to be a member of Borrower or that causes Sole Member to cease to be a member of Borrower (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (y) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing to continue the existence of Borrower and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower;

(C) the bankruptcy of Sole Member or a Special Member shall not cause such member or Special Member, respectively, to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution;

(D) in the event of dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower in an orderly manner), and the assets of Borrower shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and

Schedule 4-5

(E) to the fullest extent permitted by law, each of Sole Member and the Special Members shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Borrower, to compel any sale of all or any portion of the assets of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower.

"Bankruptcy Action" means, with respect to any Person, if such Person

(a) makes an assignment for the benefit of creditors,

(xliii) files a voluntary petition in bankruptcy,

(xliv) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings,

(xlv) consents to or files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation,

(xlvi) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any bankruptcy or insolvency proceeding,

(xlvii) seeks, consents to or acquiesces in the appointment of a trustee, receiver, liquidator, sequestrator, custodian or any similar official of or for such Person or of all or any substantial part of its properties,

(xlviii) one hundred twenty (120) days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed,

(xlix) within ninety (90) days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated or

(l) takes any action in furtherance of any of the foregoing.

Schedule 4-6

Schedule 5

Property

PART 1 - BBD1 PROPERTY

No.	Property Number/Name	Property Address

I.	ARIZONA (7 Properties)

1.	5003- Camelback Uptwn-Mn, Phoenix, AZ	51 E. Camelback Road, Phoenix, AZ 85012

2.	5004- Camelback-Bank Am, Phoenix, AZ	1825 E. Buckeye Road, Phoenix, AZ 85034

3.	5005- Catalina-Bank Am, Phoenix, AZ	1825 E. Buckeye Road, Phoenix, AZ 85034

4.	5006- Maricopa- Bank Ami, Phoenix, AZ	1825 E. Buckeye Road, Phoenix, AZ 85034

5.	5007- McDowell- Bank Ame, Phoenix, AZ	1825 E. Buckeye Road, Phoenix, AZ 85034

6.	5008- Mesa Main- Mn Bldr, Mesa, AZ	63 W. Main Street, Mesa, AZ 85201

7.	5009- South Mountain, Phoenix, AZ	1825 E. Buckeye Road, Phoenix, AZ 85034

II.	CALIFORNIA (40 Properties)

8.	5010- Auburn, CA	900 High Street, Auburn, CA 95603

9.	5011- Bixby- Atlantic, Long Beach, CA	3804 Atlantic Avenue, Long Beach, CA 90801

10.	5012- Calwa, Freso, CA	2611 S. Cedar Avenue, Fresno, CA 93725

11.	5013- Cedar & Shields, Fresno, CA	3435 N. Cedar Avenue, Fresno, CA 93726

12.	5014- Coronado Branch, Coronada, CA	1199 Orange Avenue, Coronado, CA 92118

13.	5015- East Baskerfield, Bakersfield, CA	1201 Baker Street, Bakersfield, CA 93305

14.	5016- East Compton Brnch Compton, CA	518 S. Long Beach Boulevard, Compton, CA 9022

15.	5017- El Segundo, CA	1835 N. Sepulveda Boulevard, El Segundo, CA 90245

16.	5021- Escondido Main, CA	220 S. Escondido Blvd., Escondido, CA 92025

17.	5022- Fresno Proof/Vault, CA	2111 Tuolumme Street, Fresno, CA 93721

Schedule 5-1

No.	Property Number/Name	Property Address

18.	5023- Gardena Main, CA	1450 W. Redondo Beach Blvd., Gardena, CA 90247

19.	5024- Glendale Main, CA	345 N. Brand Blvd., Glendale, CA 91203

20.	5025- Inglewood Main, CA	330 E. Manchester Blvd., Inglewood, CA 90301

21.	5026- Inland Empire Cash, Ontario, CA [SP]	1275 S. Dupont Avenue, Ontario, CA 91761

22.	5027- Irvine Industrial, Newport Beach, CA	4101 Mac Arthur Blvd., Newport Beach, CA 92660

23.	5030- Lincoln Heights, Los Angeles, CA	2400 N. Broadway, Los Angeles, CA 90031

24.	5031- Long Beach Financial, CA [SP]	150 Long Beach Blvd., Long Beach, CA 90802

25.	5032- Lynwood Branch, Lynwood, CA	3505 E. Imperial Highway, Lynwood, CA 90262

26.	5034- North Hollywood, CA	5025 Lankershim Blvd., North Hollywood, CA 91601

27.	5035- North Sacramento, Sacramento, CA	1830 Del Paso Blvd., Sacramento, CA 95815

28.	5036- Oak Park Branch, Sacramento, CA	3810 Broadway, Sacramento, CA 95817

29.	5037- Palmdale Branch, Palmdale, CA	839 E. Palmdale Blvd., Palmdale, CA 93550

30.	5038- Pico-Vermont Branch, Los Angeles, CA	1232 S. Vermont Blvd., Los Angeles, CA 90006

31.	5039- Pomona Main, Pomona, CA	444 S. Garey Avenue, Pomona, CA 91766

32.	5040- Red Bluff Branch, Red Bluff, CA	955 Main Street, Red Bluff, CA 96080

33.	5041- Redding Main Branch, Redding, CA	1661 East Street, Redding, CA 96001

34.	5042- Riverside Main, Riverside, CA	3650 14th Street, Riverside, CA 92501

35.	5043- Salinas Main Branch, Salinas, CA	405 Main Street, Salinas, CA 93901

36.	5044- San Bernadino Main, CA	303 N. D Street, San Bernadino, CA 92401

37.	5045- Santa Barbara, CA	834 State Street, Santa Barbra, CA 93101

38.	5046- Santa Maria Branch, CA	300 Town Center East, Santa Maria, CA 93454

Schedule 5-2

No.	Property Number/Name	Property Address

39.	5047- Sepulveda, Mission Hills, CA	10300-10306 Sepul Veda Blvd., Mission Hills, CA 91345

40.	5048- Stockdale-Main, Bakersfield, CA	5021 California Avenue, Bakersfield, CA 93309

41.	5049- Stockton Main Office, CA [SP]	110 E. Weber Street, Stockton, CA 95202

42.	5050- Sunnyvale Main, CA	444 S. Mathilda Avenue, Sunnyvale, CA 94086

43.	5051- Torrance Sartori, CA	1255 Sartori Avenue, Torrance, CA 90501

44.	5053- Ventura Main Office, CA	1130 S. Victoria, Ventura, CA 93003

45.	5054- Whittier Office, CA	7255 S. Greenleaf Avenue, Whittier, CA 90602

46.	5055- Willow-Daisy Brch, Long Beach, CA	600 W. Willow Street, Long Beach, CA 90806

III.	FLORIDA (24 Properties)

47.	5057- Century Park, Tampa, FL	1000 Century Park Road, Tampa, FL 33607

48.	5058- Clermont- Main Building, FL	690 E. Highway 50, Clermont, FL 34711

49.	5059- Cordova, Pensacola, FL [SP]	5041 Bayou Blvd., Pensacola, FL 32503

50.	5062- Gulf to Bay- Main, Clearwater, Fl	1640 Gulf to Bay Blvd., Clearwater, FL 33755

51.	5063- Hallandale Beach, FL [SP]	801 E. Hallandale Blvd., Hallandale, FL 33009

52.	5064- Jacksonville #100, FL	9000 Southside Blvd., Jacksonville, FL 32256

53.	5065- Jacksonville #200, FL	9000 Southside Blvd., Jacksonville, FL 32256

54.	5066- Jacksonville #300, FL	9000 Southside Blvd., Jacksonville, FL 32256

55.	5067- Jacksonville #400, FL	9000 Southside Blvd., Jacksonville, FL 32256

56.	5068- Jacksonville #500, FL	9000 Southside Blvd., Jacksonville, FL 32256

57.	5069- Jacksonville #600, FL	9000 Southside Blvd., Jacksonville, FL 32256

58.	5070- Jacksonville #700, FL	9000 Southside Blvd., Jacksonville, FL 32256

59.	5071- Jacksonville Daycr, FL	9000 Southside Blvd., Jacksonville, FL 32256

60.	5072- Jacksonville Garag, FL	9000 Southside Blvd., Jacksonville, FL 32256

61.	5073- Jacksonville Schl, FL	9000 Southside Blvd., Jacksonville, FL 32256

62.	5074- Lighthouse Point, FL [SP]	2850 N. Federal Highway, LighthousePoint, FL 33064

Schedule 5-3

No.	Property Number/Name	Property Address

63.	5078- North Hialeah- Main Building, FL	1 E. 49th Street, Hialeah, FL 33013

64.	5079- Ocala Downtown, Ocala, FL [SP]	35 S.E. 1st Avenue, Ocala, FL 34471

65.	5080- Plaza, Stuart, FL	900 S. Federal Highway, Stuart, FL 34994

66.	5081- Port Charlotte-Main Building, , FL	21175 Olean Blvd., Port Charlotte, FL 33952

67.	5083- San Jose- Main, Jacksonville, FL	3535 University Blvd. West, Jacksonville, FL 32217

68.	5084- South Region TPC, Miami Lakes, FL	17100 N.W. 59th Avenue, Miami Lakes, FL 33015

69.	5086- Westshore Mall, Tampa, FL	100 N. Westshore Blvd., Tampa, FL 33609

IV.	GEORGIA (4 Properties)

70.	5091- Bull Street, Savannah, GA	22 Bull Street, Savannah, GA 31401

71.	5095- Valdosta Main, GA [SP]	106 S. Patterson Street, Valdosta, GA 31601

72.	5096- Winder Main Building, GA [SP]	102 N. Broad Street, Winder, GA 30680

73.	5094- Moultrie Main, Moultrie, GA [HFS]	300 S. Main Street, Moultrie, GA 31768

V.	ILLINOIS (1 Property)

74.	5098- Bank of America, Chicago, IL	231 S. La Salle Street, Chicago, IL 60604

VI.	KANSAS (2 Properties)

75.	5099- Mission, Overland Park, KS [SP]	9500 Mission Road, Overland Park, KS 66206

76.	5100- Penn St., Independence, KS [SP]	01 N. Penn Street, Independence, KS 67301

VII.	MARYLAND (2 Properties)

77.	5101- Annapolis Church, MD	10 Church Circle, Annapolis, MD 21402

78.	5102- Highlandtown, Baltimore, MD	3415-3417 Eastern Avenue, Baltimore, MD 21224

VIII.	MISSOURI (12 Properties)

79.	5103- Columbia Facility-Main Building, MO	800 Cherry Street, Columbia, MO 65201

Schedule 5-4

No.	Property Number/Name	Property Address

80.	5104- Concord Village, St. Louis, MO	5353 S. Lindbergh Blvd., St. Louis, MO 63126

81.	5105- Downtown Facility, Rolla, MO [SP]	210 W. 8th Street, Rolla, MO 65401

82.	5106- Florissant Facility, MO [SP]	880 Rue Saint Francois, Florissant, MO 63031

83.	5107- Hampton-Main, St. Louis, MO	4301 Hampton Avenue, St. Louis, MO 63109

84.	5108- Independence Square, MO [SP]	129 W. Lexington Avenue, Independence, MO 64050

85.	5109- Lexington Facility-Main , MO [SP]	1016 Main Street, Lexington, MO 64607

86.	5110- Mexico Facility, Mexico, MO [HFS]	222 S. Jefferson Street, Mexico, MO 65265

87.	5111- Oak Traffic, N. Kansas City, MO [SP]	8320 N. Oak Trafficway, N. Kansas City, MO 64118

88.	5112- Richland Facility-Main Building, MO	112 McClurg Street, Richland, MO 65556

89.	5113- South Glenstone- Main, Springfield, MO	2940 S. Glenstone Avenue, Springfield, MO 65804

90.	5114- West Sunshine-Main, Springfield, MO	710 W. Sunshine Street, Springfield, MO 65807

IX.	NORTH CAROLINA (1 Property)

91.	5116- 525 N Tryon-Odell, Charlotte, NC	525 N. Tryon Street, , Charlotte, NC 28202

X.	NEW MEXICO (1 Property)

92.	5117- Albuquerque Op Ctr, NM [SP]	725 6th Street N.W., Albuquerque, NM 87102

XI.	OKLAHOMA (2 Properties)

93.	5121- Admiral- Main Building, Tulsa, OK [SP]	5950 E. Admiral Place, Tulsa, OK 74115

94.	5122- Muskogee Main, Muskogee, OK [SP]	230 W. Broadway, Muskogee, OK 74401

XII.	SOUTH CAROLINA (1 Property)

95.	5123- Aiken Main Office, Aiken, SC [SP]	167 Laurens Street, Aiken, SC 29801

Schedule 5-5

No.	Property Number/Name	Property Address

XIII.	TENNESSEE (1 Property)

96.	5124- Murfreesboro Main, TN [SP]	120 E. Main Street, Murfeesboro, TN 37130

XIV.	TEXAS (10 Properties)

97.	5126-Aransas Pass, TX [HFS]	221 S. Commercial Street, Aransas Pass, TX 78336

98.	5127- Brownwood- Main Building, TX [HFS]	1 Center Avenue, Brownwood, TX 76801

99.	5128- Carrollton-Mn Building, TX	1101 S. Josey Lane, Carrollton, TX 75006

100.	5130- Denison, TX [HFS]	300 W. Main Street, Denison, TX 75020

101.	5131- Dumas Banking- Main, TX [HFS]	501 N. Bliss Avenue, Dumas, TX 79029

102.	5132- Fort Sam Hston-Main, San Antonio, TX	1422 E. Grayson Street, San Antonio, TX 78208

103.	5133- Fort Worth East- Main, TX [HFS]	5651 E. Lancaster Avenue, Fort Worth, TX 76112

104.	5134- Greenspoint, Houston, TX	12400 Interstate 45 North, Houston, TX 77060

105.	5135- Mission Main Building, Mission, TX	1101 N. Conway Avenue, Mission, TX 78572

106.	5136- Mount Pleasant, TX [HFS]	302 N. Jefferson Avenue, Mt. Pleasant, TX 75455

XV.	VIRGINIA (1 Property)

107.	5142- Old Hampton, Hampton, VA [SP]	1 W. Queens Way, Hampton, VA 23669

XVI.	WASHINGTON (7 Properties)

108.	5145- Aberdeen Building/BR, WA	101 E. Market Street, Aberdeen, WA 98520

109.	5148- Bellingham, WA	112 E. Holly Street, Bellingham, WA 98255

110.	5149- Bremerton, WA	1000 6th Street, Bremerton, WA 98337

111.	5155- Richland-Main Building, WA	1007 Knight Street, Richland, WA 99352

112.	5156- Spokane Bankcard, WA	1616 S. Rustle Road, Spokane, WA 99224

113.	5157- University, Seattle, WA	4701 University Way N.E., Seattle, WA 98105

114.	5158- Walla Walla Main Building, WA	111 W. Main Street, Walla Walla, WA 99362

Schedule 5-6

BBD1 Parking Lot Real Property - Unencumbered

BBD1 - 5108-Independence Square - 400 N. Osage Street - Parking Lot

PART 2 – NON-BBD1 PROPERTY

No.	Property Number/Name	Property Address

I. U.S. BANK LOAN PORTFOLIO PROPERTIES

1.	City Gate Plaza	2450 & 2460 Oaks Way Sacramento, California

2.	North Creek	11804-18916 North Creek Parkway Bothell, Washington

3.	University Park	100 Howe Avenue Sacramento, California

4.	Meridian Tower	5100 East Skelly Drive Tulsa, Oklahoma

5.	Millennium I	1455 North Dallas Parkway Town of Addison, Texas

6.	Woodfield Preserve	10 and 20 Martingale Road Schaumburg, Illinois

II. SINGLE BORROWER LOAN PORTFOLIO PROPERTIES

1.	536 or 0036 - Kenilworth	470 Boulevard Kenilworth, New Jersey

2.	548 or 0048 - Millburn	52 Millburn Ave. Millburn, New Jersey

3.	514 or 0014 - Berkeley Heights, NJ	555 Springfield Ave. Berkeley Height, New Jersey

4.	527 or 0027 - Feasterville, PA	40 E. Street Rd. Feasterville, Pennsylvania

5.	900 - Charlotte, NC	101 Independence Center Charlotte, North Carolina

II. UNENCUMBERED PORTFOLIO PROPERTIES

1.	4105D - Black Mountain	116 Montreat Road Black Mountain, North Carolina

2.	4111D - Calabash	Route 7, Highway 79 South Calabash, North Carolina

Schedule 5-7

3.	4126 - Draper (Abandoned)	Eden, North Carolina

4.	4127D - Dunn Main	100 E. Cumberland Dunn, North Carolina

5.	4132D - Fairplains, N. Wilkesboro	Waugh Street & Sparta Road N. Wilkesboro, North Carolina

6.	4139D - Havelock	207 W. Main Street Havelock, North Carolina

7.	4163D - N. Mn. St.	100 E. Hope Lodge Street Tarboro, North Carolina

8.	4173D - Richlands	8800 Richlands Highway Richlands, North Carolina

9.	4188D - Tarboro Main Office	325 Main Street Tarboro, North Carolina

10.	4196D - Washington	1328 John Small Avenue Washington, North Carolina

Schedule 5-8

Schedule 6

Senior Loans

NO.	SENIOR LENDER	ORIGINAL AMOUNT OF LOAN	OUTSTANDING PRINCIPAL BALANCE AS OF 7/31/12	SENIOR LOAN AGREEMENT, MORTGAGE OR DEED OF TRUST, AS APPLICABLE

I. BBD1 Loan

1.	U.S. Bank National Association, as Trustee, as successor-in-interest to Bank of America, N.A., as successor-by-merger to LaSalle Bank, N.A., Trustee for the Registered Holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C, as successor-in-interest to German American Capital Corporation	$440,000,000	$237,124,184.63 (undefeased balance)	Amended and Restated Loan and Security Agreement dated as of October 1, 2003, between First States Investors 5000A, LLC, as borrower, and U.S. Bank National Association, as Trustee, as successor-in-interest to Bank of America, N.A., as successor-by-merger to LaSalle Bank, N.A., Trustee for the Registered Holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C, as successor-in-interest to German American Capital Corporation, as lender.

II. U.S. Bank Loan Portfolio

1.	U.S. Bank National Association	$60,000,000	$60,000,000 (North Creek - $23,767,403; University Park - 12,729,285; City Gate Plaza - $11,100,000; Meridian Tower - $12,403,312)	North Creek, University Park, City Gate Plaza and Meridian Tower

				Loan Agreement dated February 4, 2009 by and among KBS North Creek, LLC, KBS University Park, LL, KBS City Gate Plaza, LLC, and KBS Meridian Tower, LLC, as borrowers, the lenders party thereto, as Lenders, and U.S. Bank National Association, a national banking association, as Agent, as amended by that certain Modification Agreement dated as of July 6, 2011 by and among Borrowers, Agent and Lenders, and as amended by that certain Second Modification Agreement dated as of December 12, 2011.

2.	U.S. Bank National Association	$95,000,000	$95,000,000[1] (Millennium - $30,000,000; and Woodfield - $55,000,000)	Millennium I and Woodfield Preserve

				Loan Agreement (Revolving Loan) dated as of February 11, 2010 by KBS Millennium I, LLC, as Borrower, U.S. Bank National Association, a national banking association, as Lender, and U.S. Bank National Association, a national banking association, as Agent, as amended by the Modification Agreement dated as of July 6, 2011, as amended by that certain Second Modification and Assumption Agreement (Long Form) dated as of October 25, 2011 by and among Borrower, KBS Woodfield Preserve, LLC, as Additional Borrower, Lender, and Agent.

II. Single Borrower Loan Portfolio

1.	Unity Bank (f/k/a as First Community Bank)	$545,000	$358,355.01	Kenilworth Mortgage and Security Agreement dated August 12, 1998, by and between First States Properties No. 36, LLC, as Mortgagor, and First Community Bank (n/k/a Unity Bank), as Mortgagee.

2.	Unity Bank (f/k/a as First Community Bank)	$1,100,000	$729,628.71	Millburn Mortgage and Security Agreement dated August 12, 1998, by and between First States Properties No. 48, LLC, as Mortgagor, and First Community Bank (n/k/a Unity Bank), as Mortgagee.

1 The mortgage borrowers under this loan have drawn down $85,000,000 as of July 31, 2012, but have the right to draw down an additional $10,000,000 pursuant to the terms and conditions of the mortgage loan documents.

Schedule 6-1

NO.	SENIOR LENDER	ORIGINAL AMOUNT OF LOAN	OUTSTANDING PRINCIPAL BALANCE AS OF 7/31/12	SENIOR LOAN AGREEMENT, MORTGAGE OR DEED OF TRUST, AS APPLICABLE

3.	Unity Bank (f/k/a as First Community Bank)	$665,000	$437,251.72	Berkeley Heights Mortgage and Security Agreement dated August 12, 1998, by and between First States Properties No. 14, LLC, as Mortgagor, and First Community Bank (n/k/a Unity Bank), as Mortgagee.

4.	Suburban Community Bank (f/k/a Univest National Bank and Trust Co.)	$1,200,000	$772,722.13	Feasterville

				Mortgage, Assignment of Leases, and Security Agreement dated August 12, 1998, by and between First States Properties No. 27, LLC, as Mortgagor, and Univest National Bank and Trust Co. (n/k/a Suburban Community Bank), as Mortgagee.

5.	Metropolitan Life Insurance Company	$80,000,000	$70,047,269.81	101 Independence

				Deed of Trust, Assignment of Rents, Security Agreement and Financing Statement dated as of December 6, 1996 by and among Cousins Properties Incorporated, Metropolitan Life Insurance Company, Fidelity Company, trustee, as amended by that certain Assumption and Modification Agreement dated as of July 29, 2004, by and among Cousins Properties Incorporated, Metropolitan Life Insurance Company, Fidelity Company, trustee, and First States Investors 104, L.P., as amended by that certain Modification Agreement for Deed of Trust and Other Loan Documents dated as of October 26, 2004, and further amended by that certain Consent and Modification Agreement for Loan Documents dated as of December 14, 2011.

Schedule 6-2

Schedule 7

[Intentionally omitted.]

Schedule 7-1

Schedule 8

Prohibited Transferees

1.    Fortress Investment Group and/or any of its affiliates (including, but not limited to, CF Branch LLC and CF Branch Trust 2012-1);

2.    Davidson Kempner Capital Management LLC and/or any of its affiliates (including, but not limited to, Midtown Acquisitions L.P.);

3.    Goldman Sachs Mortgage Company and/or any of its affiliates; and

4.    Citicorp North America, Inc., Citigroup Financial Products Inc., and/or any of their respective affiliates

Schedule 8-1

Schedule 9

Existing Non-Owner Indebtedness

1.	$158,716,250 mortgage loan made by Wells Fargo Bank, National Association, to certain subsidiaries of KBS Real Estate Investment Trust, Inc., evidenced by that certain Amended and Restated Loan Agreement, dated as of July 9, 2008, as amended and modified from time to time, with an outstanding principal balance of $14,970,900.57, as of July 31, 2012.

2.	$13,753,359.52 mortgage loan made by Wells Fargo Bank, National Association, to certain subsidiaries of KBS Real Estate Investment Trust, Inc., evidenced by that certain Loan Agreement, dated as of April 26, 2011, as amended and modified from time to time, with an outstanding principal balance of $13,753,359.52, as of July 31, 2012.

Schedule 9-1

Schedule 10

GS Properties

Loan Pool	Prop No.	Property Name	Address	City	St
GSM	567	0067 - Somerdale	2 S. White Horse Pike	Somerdale	NJ
GSM	1203	0203 - Collingswood	1040 Haddon Ave	Collingswood	NJ
GSM	534	0034 - Hightstown	140 Mercer St.	Hightstown	NJ
GSM	3022	3022 -Hickory View	1625 North Center Street	Hickory	NC
GSM	4506	4506 -Arcadia	245 N. Rose Street	Kalamazoo	MI
GSM	3043	3043 -Rock Hill PP	201 South Herlong Avenue	Rock Hill	SC
GSM	4507	4507 - Executive Drive	5829 Executive Drive	Lansing	MI
GSM	4119	4119A-College Street	162 College Street	Asheville	NC
GSM	4154	4154A-Mint Hill	8008 Blair Road	Charlotte	NC
GSM	5301	5301 - Decatur (BS)-Mn Bldng	163 Clairmont Avenue	Decatur	GA
GSM	4128	4128B-East End	1908 E. Greenville Blvd.	Greenville	NC
GSM	5033	5033 - Merced	710 W. Main Street	Merced	CA
GSM	5060	5060 - Deland	230 N. Woodland Blvd.	Deland	FL
GSM	4137	4137B-Greenville Mn Of	201 W. First Street	Greenville	NC
GSM	4153	4153B-Market Street	619 Market Street	Wilmington	NC
GSM	4102	4102B-Asheville Mn Off	68 Patton Avenue	Asheville	NC
GSM	2100	2100 - Apex Charlotte	801 East Williams Street	Apex	NC
GSM	2103	2103 - Havelock	1303 East Main Street	Havelock	NC
GSM	3076	3076 -Sylvania Main	105 S. Main Street	Sylvania	GA
GSM	2104	2104 - Morehead City	4408 Arendell Street	Morehead City	NC
GSM	2106	2106 - Plymouth	102 West Main Street	Plymouth	NC
GSM	2102	2102 - Graham	220 South Main Street	Graham	NC
GSM	2105	2105 - New Bern	375 South Front Street	New Bern	NC
GSM	4026	4026D - Alabama Ave	501 Alabama Avenue	Breman	GA
GSM	4044	4044D - Vidalia Main	900 East First Street	Vidalia	GA
GSM	2110	2108B - Wilson (Horton)	2412 Horton Blvd	Wilson	NC
GSM	2107	2107 - Wilson	223 West Nash Blvd	Wilson	NC
GSM	2108	2108A - Wilson (Wooten)	2501 Wooten Blvd	Wilson	NC
GSM	4048	4048D - Waynesboro Main	615 Liberty Street	Waynesboro	GA
GSM	3028	3028 -North Cross	16649 Statesville Road	Huntersville	NC
GSM	915	2110 - Leesburg	504 Market Street East	Leesburg	VA
GSM	4413	4413-LAKE STREET	540 Lake Street	Addison	IL
GSM	210	0110 - Downtown Lakeland	3221 South Florida Avenue	Lakeland	FL
GSM	3681	3681 - Gulfport Hwy 49	11464 Highway 49	Gulfport	MS
GSM	3151	3151 - Pinellas	7600 US Highway 19 N	Pinellas Park	FL
GSM	3179	3179 - BATTLEGROUND OFFICE	3314 Battleground Ave.	Greensboro	NC
GSM	1201	0201 - Boyertown	Rt 100 North	Boyertown	PA
GSM	118	0118 - Ponce De Leon	709 S. Ponce de Leon Blvd.	St. Augustine	FL

Schedule 10-1

Loan Pool	Prop No.	Property Name	Address	City	St
GSM	519	0019 - Campbelltown	119 W. Main St.	Cambelltown	PA
GSM	3108	3108 - Landing	118 lakeside Blvd	Landing	NJ
GSM	3639	3639 - Cartersville	215 Cherokee Place	Cartersville	GA
GSM	3035	3035 -Clover Main	116 Bethal Street	Clover	SC
GSM	3632	3632 - Lake Mary Ofice	3701 W. Lake Mary Boulevard	Lake Mary	FL
GSM	2512	2512 - Ashtabula	4366 Main Avenue	Ashtabula	OH
GSM	2503	2503 - 328 Main Street	328 Main Street	Conneaut	OH
GSM	2532	2532 - West Jefferson	36 West Jefferson Street	Jefferson	OH
GSM	3195	3195 - Stonebriar	9151 Warrent Parkway	Frisco	TX
GSM	559	0059 - Point Plsant	2201 Bridge Ave.	Point Pleasant	NJ
GSM	2525	2525 -Reding Road	7825 Reading Road	Cincinnati	OH
GSM	2528	2528 - South Water Strt	408 South Water Street	Kent	OH
GSM	2523	2523 - Public Square	119 Public Square	Medina	OH
GSM	2507	2507 - 5703 Broadway	5703 Broadway	Cleveland	OH
GSM	2517	2517 - Euclid Avenue	14501 Euclid Avenue	Cleveland	OH
GSM	2527	2527 - South Broadway	21 South Broadway	Geneva	OH
GSM	2531	2531 - West 117th	3370 W. 117th	Cleveland	OH
GSM	2508	2508 - 5900 St. Clr Ave	5900 St. Clair Avenue	Cleveland	OH
GSM	2524	2524 - Reading Road	Reading Road	Mason	OH
GSM	4150	4150C-Lincolnton Mn Of	100 E. Main Street	Lincolnton	NC
GSM	3087	3087 - Route 360	10101 Hull Street Road	Richmond	VA
GSM	3647	3647 - Hometown	226 Claremont	Tamaqua	PA
GSM	147	0147 - Crossroad Faclty	301 South 25th Street	Fort Dodge	IA
GSM	5405	5405 -Grants Pass-Mn Bldng	735 S.E. 6th St.	Grants Pass	OR
GSM	3606	3606 - Stockbridge	113 Highway 138 West	Stockbridge	GA
GSM	571	0071 - Spring Lake	2401 State Rt 71	Spring Lake	NJ
GSM	154	154 - Sea Bright	1096 Ocean Avenue	Sea Bright	NJ
GSM	157	157 - Woodbury	22 N. Broad St	Woodbury	NJ
GSM	2519	2519 -Madisonville	5727 Madisonville	Cincinnati	OH
GSM	4502	4502 -Peoria Main	301 W. Adams Avenue	Peoria	IL
GSM	1077	0077 - Prima Vista	900 East Prima Vista Blvd	Port St. Lucie	FL
GSM	117	0117 - Ormond Beach	175 W. Granada Ave.	Ormond Beach	FL
GSM	3014	3014 -Walnut Avenue	1300 Walnut Avenue	Dalton	GA
GSM	537	0037 - Kennett Sqre	313 Cypress Street	Kennett Square	PA
GSM	573	0073 - Sunnyside	236 W. St. George Ave	Linden	NJ
GSM	535	0035 - Kendall Park	3534 State Rt. 27	Kendall Park	NJ
GSM	541	0041 - Lawrencevill	2673 Main St.	Lawrenceville	NJ
GSM	4055	4055D - Canton Main	101 Main Street	Canton	NC

Schedule 10-2

Loan Pool	Prop No.	Property Name	Address	City	St
GSM	4076	4076D - Rockingham Main	202 East Washington Street	Rockingham	NC
GSM	3099	3099 - Sycamore Sprngs	13700 Midlothian Turnpike	Midlothian	VA
GSM	922	922 - Hinsdale	21 West 2nd Street	Hinsdale	IL
GSM	512	0012 - Avondale	102 Pennsylvania Ave.	Avondale	PA
GSM	2529	2529 - Turney Road	5007 Turney Road	Garfield Height	OH
GSM	2514	2514 - Berea	118 Front Street	Berea	OH
GSM	2520	2520 - Mentor Avenue	9572 Mentor Avenue	Mentor	OH
GSM	2504	2504 - 680 Broadway	680 Broadway	Bedford	OH
GSM	2509	2509 - 14444 Pearl Rd	14444 Pearl Road	Strongsville	OH
GSM	4032	4032C - Mableton	5606 Gordon Rd.	Mabletown	GA
GSM	2506	2506 - 4175 Pearl Road	4175 Pearl Road	Cleveland	OH
GSM	2533	2533 - Woodland Avenue	4100 Woodland Avenue	Cleveland	OH
GSM	2511	2511 - 26410 Lakeshore	26410 Lakeshore Boulevard	Euclid	OH
GSM	2521	2521 - Milford	301 Main Street	Milford	OH
GSM	40	0040 - Aurora Main	201 Masidon	Aurora	MO
GSM	4062	4062D - Goldsboro Main	203 North William Street	Goldsboro	NC
GSM	2518	2518 - Hamilton Avenue	10963 Hamilton Avenue	Springfield Twp	OH
GSM	509	0009 - Abington	1020 Old York Road	Abington	PA
GSM	556	0056 - Phoenixville	124 Main St.	Phoenixville	PA
GSM	3114	3114 -Nashville Galltn	3940 Gallatin Pike	Nashville	TN
GSM	3601	3601 - Oviedo Red Bug	7455 Pinemire Drive	Oviedo	FL
GSM	4001	4001C -Baymeadows Ops	8324 Baymeadows Way	Jacksonville	FL
GSM	4075	4075C -Oakwoods	418-420 Bushy Mountain Rd.	N. Wilkesboro	NC
GSM	2505	2505 -4008 St. Clr Ave	4008 St. Clair Avenue	Cleveland	OH
GSM	2526	2526 -Rock Creek	3273 Main Street	Rock Creek	OH
GSM	2929	2929 - Albermarle Road	6011 Albermarle Road	Charlotte	NC
GSM	552	0052 - N. Plainfld	28 Craig Place	North Plainfiel	NJ
GSM	562	0062 - Runnemede	810 E. Clements Bridge	Runnemede	NJ
GSM	2017	2017 - Fairfield	8022 Lillian Highway	Pensacola	FL
GSM	1216	0216 - Rhawnhurst	8200 Castor Avenue	Philadelphia	PA
GSM	4067	4067D - Jefferson Main	230 E. Main Street	Jefferson	NC
GSM	3093	3093 - Highland Sprngs	109 E. Nine Mile Road	Highland Sprngs	VA
GSM	4077	4077C - Rocky Mount Mn	112 North Church Street	Rocky Mount	NC
GSM	3385	3385 - Bristol Office	244 Radcliffe St	Bristol	PA
GSM	3392	3392 - Lebanon	801 Cumberland St	Lebanon	PA
GSM	3389	3389 - Independnc Hall	601 Chestnut St	Philadelphia	PA
GSM	4052	4052C - Blowing Rock Mn	983 North Main Street	Blowing Rock	NC
GSM	4068	4068C - Kildaire Farms	1122 Kildaire Farms Road	Cary	NC

Schedule 10-3

Loan Pool	Prop No.	Property Name	Address	City	St
GSM	4049	4049C - Advance Main	Hwy. 801 & Hwy 158	Advance	NC
GSM	4058	4058C - Conover Main	106 First Ave. South	Conover	NC
GSM	4042	4042F - Traffic Circle	3509 West Bay Street	Savannah	GA
GSM	4011	4011C - Indian Rocks	14147 Walsingham Rd.	Largo	FL
GSM	4056	4056C - China Grove	125 North Main Street	China Grove	NC
GSM	4059	4059C - Derita	2610 W. sugar Creek Rd.	Charlotte	NC
GSM	4066	4066C - Jackson Park	704 North Cannon Blvd.	Kannapolis	NC
GSM	4074	4074C - Newton Main	102 S. Main Ave.	Newton	NC
GSM	4064	4064C - Harrisburg	108 Highway 49 North	Harrisburg	NC
GSM	4027	4027C - East Lake	2201 Roswell Rd.	Marietta	GA
GSM	4018	4018C - NE St. Petrsbrg	9655 4th St. North	St. Petersburg	FL
GSM	4065	4065F - High Point Road	3608 High Point Road	Greensboro	NC
GSM	4037	4037C - Peachtree Crnrs	5525 Peachtree Parkway	Norcross	GA
GSM	4047	4047C - Washington West	3726 Washington Road	Martinez	GA
GSM	4061	4061C - Forest City Mn	408in Street	Forest City	NC
GSM	4004	4004C - Conway	7336 Curry Ford Road	Orlando	FL
GSM	4031	4031C - Jimmy Crtr Blvd	5405 Jimy Carter Blvd.	Norcross	GA
GSM	4015	4015C - Normandy	6545 Normandy Blvd	Jacksonville	FL
GSM	4036	4036C - Norcross	6155 S. Buford Highway	Norcross	GA
GSM	4006	4006C - Davie	4150 S.W.64th Ave	Davie	FL
GSM	4024	4024C - West Dayton	828 White Street	Daytona Beach	FL
GSM	4071	4071C - Lexington Main	100 S. State Street	Lexington	NC
GSM	4017	4017C - North Port	13675 N.W. Tamiami Trail	North Port	FL
GSM	4007	4007C - Eustis	200 Magnolia Ave.	Eustis	FL
GSM	4002	4002C - Callahan	401 S. King Rd	Callahan	FL
GSM	4013	4013C - Largo	5250 E. Bay Drive	Clearwater	FL
GSM	4009	4009C - Green Cov Sprng	425 North Orange Avenue	Green Cove Spri	FL
GSM	4035	4035C - Newnan Main	30 Greenville Street	Newnan	NC
GSM	4023	4023C - Springfield	1601 Main Street	Jacksonville	FL
GSM	4008	4008C - Ft. Lauderdale	1100 W. State Route 84	Ft. Lauderdale	FL
GSM	4060	4060C - Fayetteville Mn	200 Green &Bow Streets	Fayetteville	NC
GSM	4039	4039C - Rome Main	501 Broad Street	Rome	GA
GSM	4005	4005C - Dale Mabry	1506 South Dale Marby Highway	Tampa	FL

Schedule 10-4